PROSPECTUS



                              OFFER TO EXCHANGE ALL

    9.875% ORIGINAL CAPITAL SECURITIES FOR 9.875% EXCHANGE CAPITAL SECURITIES
           WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

                                       OF

                              BFOH CAPITAL TRUST I

         UNCONDITIONALLY GUARANTEED, AS DESCRIBED IN THIS PROSPECTUS, BY

                              BANCFIRST OHIO CORP.

                    THE EXCHANGE OFFER WILL EXPIRE AT 5:00 PM
            NEW YORK CITY TIME, ON MAY 15, 2000, UNLESS EXTENDED

TERMS OF THE EXCHANGE OFFER:

         We will exchange all outstanding original capital securities that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer. Our outstanding original capital securities were originally issued on October 18, 1999.

         The exchange capital securities will be substantially identical to the original capital securities, except for transfer restrictions and registration rights relating to the original capital securities.

         You may withdraw tendered outstanding original capital securities at any time prior to the expiration of the exchange offer.

         The exchange of outstanding original capital securities will not be a taxable exchange for U.S. federal income tax purposes.

         We will not receive any proceeds from the exchange offer.

         There is no existing market for the exchange capital securities to be issued, and we do not intend to apply for their listing on any securities exchange.

         See the section entitled "Description of Capital Securities" that begins on page 39 for more information about the capital securities and guarantee to be issued in this exchange offer.

         THIS INVESTMENT INVOLVES RISKS. SEE THE SECTION ENTITLED "RISK FACTORS"
THAT BEGINS ON PAGE 14 FOR A DISCUSSION OF THE RISKS THAT YOU SHOULD CONSIDER
PRIOR TO TENDERING YOUR OUTSTANDING ORIGINAL CAPITAL SECURITIES FOR EXCHANGE.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                    This prospectus is dated April 11, 2000.
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                                TABLE OF CONTENTS

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AVAILABLE INFORMATION.............................................................................................2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...................................................................3
FORWARD LOOKING STATEMENTS........................................................................................4
SUMMARY...........................................................................................................5
CONSEQUENCES OF NOT EXCHANGING YOUR...............................................................................7
OUTSTANDING CAPITAL SECURITIES....................................................................................7
CONSEQUENCES OF EXCHANGING YOUR...................................................................................8
OUTSTANDING CAPITAL SECURITIES....................................................................................8
SUMMARY DESCRIPTION OF THE NEW SECURITIES.........................................................................8
SUMMARY SELECTED CONSOLIDATED FINANCIAL DATA.....................................................................12
RISK FACTORS.....................................................................................................14
USE OF PROCEEDS..................................................................................................23
ACCOUNTING TREATMENT.............................................................................................23
CAPITALIZATION...................................................................................................24
PRO FORMA REGULATORY CAPITAL.....................................................................................24
BANCFIRST OHIO CORP..............................................................................................26
REGULATION AND SUPERVISION.......................................................................................28
BFOH CAPITAL TRUST I.............................................................................................29
THE EXCHANGE OFFER...............................................................................................30
DESCRIPTION OF CAPITAL SECURITIES................................................................................39
DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES....................................................................50
DESCRIPTION OF GUARANTEE.........................................................................................64
RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE...................................................................67
JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE.................................................................67
CERTAIN FEDERAL INCOME TAX CONSEQUENCES..........................................................................69
ERISA CONSIDERATIONS.............................................................................................74
EXCHANGE OFFER; REGISTRATION RIGHTS..............................................................................76
PLAN OF DISTRIBUTION.............................................................................................80
LEGAL MATTERS....................................................................................................81
INDEPENDENT ACCOUNTANTS..........................................................................................81

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                              AVAILABLE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, we file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. You may also obtain copies of such material by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. If available, you may also access such information through the Commission's electronic data gathering, analysis and retrieval system, commonly referred to as EDGAR, via electronic means, including the Commission's home page on the Internet (http://www.sec.gov). Our common stock is traded on the Nasdaq National Market under the symbol "BFOH." You may inspect the reports, proxy statements and other information concerning us at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington D.C. 20006.

         No separate financial statements of the Trust have been included in this prospectus and no separate financial statements will be prepared in the future. We do not consider that such financial statements would be material to holders of the securities offered by this prospectus because the Trust is a newly-formed special purpose entity, has no operating history or independent operations, is not engaged in and does not propose to engage in any activity other than holding as trust assets our junior subordinated debentures, issuing the capital and common securities and engaging in incidental activities. The obligations of the Trust under the capital securities are fully and unconditionally guaranteed by us to the extent the Trust has funds available to meet such obligations. We do not expect that the Trust will file reports, proxy statements and other information under the Exchange Act with the Commission.

         This prospectus constitutes a part of a registration statement on Form S-4 filed by us and the Trust with the Commission under the Securities Act. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. We are referring you to the registration statement and to the exhibits for further information with respect to us, the Trust and the exchange securities. The statements contained in this prospectus concerning the provisions of any document are not necessarily complete, and, in each instance, we refer you to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents that we have filed with the Commission are incorporated into this prospectus by reference:


         - BancFirst Ohio's Annual Report on Form 10-K for the year ended December 31, 1999.

         All documents subsequently filed by BancFirst Ohio pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the capital securities offered by this prospectus shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of filing of such document. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is

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

deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You may obtain a copy of our filings with the Commission at no cost, by writing or telephoning us at the following address:

                             BancFirst Ohio Corp.
                             Attention: Secretary
                             422 Main Street
                             Zanesville, Ohio 43702
                             (740) 452-8444

         When we refer to this prospectus, we mean not only this prospectus but also any documents which are incorporated or deemed to be incorporated in this prospectus by reference. You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. This prospectus is used to offer and sell the capital securities referred to in this prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of the date of this prospectus.

         As used in this prospectus, "we" and "us" and "our" refer to BancFirst Ohio Corp., or BancFirst Ohio Corp. and its consolidated subsidiaries, including The First National Bank of Zanesville, depending on the context.

                           FORWARD LOOKING STATEMENTS

         Some of the information presented or incorporated by reference into this prospectus contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Sentences containing words such as "may," "will," "expect," "anticipate," "believe," "estimate," "should," "projected" or "contemplates" or similar words may constitute forward-looking statements. Although we believe that the expectations expressed in these forward-looking statements are based on reasonable assumptions within the bounds of our knowledge of our business and operations, it is possible that actual results may differ materially from these expectations. We have used these statements to describe our expectations and estimates in various areas, including:

         -  changes in the economy of the markets in which we operate;
         -  interest-rate movements;
         - timely development of technology enhancements for our products and Year 2000 operating systems;
         - changes in the Small Business Administration's ("SBA") lending program;
         -  the impact of competitive products, services and pricing; and
         - legislative, regulatory and accounting changes affecting the banking and financial services industry.

         Our actual results could vary materially from the future results covered in our forward-looking statements. The statements in the "Risk Factors" section are cautionary statements identifying important factors, including certain risks and uncertainties, that could cause our results to vary materially from the future results covered in such forward-looking statements. Other factors, such as the general state of the United States economy, could also cause actual results to vary materially from the future results covered in such forward-looking statements. We disclaim any obligation to announce publicly future events or developments that affect the forward-looking statements in this prospectus.


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




                                    SUMMARY

The following summary contains the basic information about this exchange offer. It does not contain all of the information that may be important to you in deciding whether to exchange your old securities for new securities. We encourage you to read the prospectus in its entirety.


                              BANCFIRST OHIO CORP.

         We are a registered bank holding company, organized under the laws of the State of Ohio. We conduct a full-service commercial and retail banking business through our wholly-owned subsidiary, The First National Bank of Zanesville. Effective May 16, 1998, we merged our two other banking subsidiaries, Bellbrook Community Bank and County Savings Bank, with First National under its national bank charter. In April 1999, we also acquired Chornyak & Associates, Inc., a full service financial planning company.

         We are headquartered in Zanesville, Ohio, the county seat of Muskingum County. Through First National, we operate 22 full-service banking facilities which serve Muskingum, Licking, Franklin and Greene Counties of Ohio. Our primary market extends along Interstate 70 in central Ohio and includes the areas of Zanesville, Newark, Columbus, and Dayton. Our principal executive office is located at 422 Main Street, Zanesville, Ohio 43702. Our telephone number is (740) 452-8444.

         Our focus is on providing personalized, high quality and comprehensive banking services in order to develop and maintain long-term relationships with our customers. We offer a range of banking services, including:

         -  commercial and commercial real estate loans;
         -  SBA loans;
         -  residential real estate loans;
         -  consumer loans;
         -  personal and business checking accounts;
         -  savings accounts;
         -  demand and time deposits;
         -  safe deposit services; and
         -  trust, private banking, financial planning and investment services.


         At December 31, 1999, on a consolidated basis, we had total assets of $1.3 billion, total liabilities of $1.2 billion, which included total deposits of $799.2 million, total loans of $849.8 million, and total stockholders' equity of $80.1 million.



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                              BFOH CAPITAL TRUST I

         BFOH Capital Trust I is a statutory business trust created under Delaware law upon the filing of a certificate of trust with the Delaware Secretary of State. The Trust's business and affairs are conducted by the property trustee, the Delaware trustee and the three individual administrative trustees, who are officers of BancFirst Ohio. The Trust exists for the exclusive purposes of:

         -  issuing and selling the capital securities discussed below;
         - using the proceeds from the sale of the original capital securities to acquire the junior subordinated debentures issued by BancFirst Ohio; and
         - engaging in only those other activities necessary, advisable or incidental to the above.

Accordingly, the junior subordinated debentures are the sole assets of the Trust, and payments under the junior subordinated debentures will be the sole revenues of the Trust.

         All of the common securities of the Trust are owned by BancFirst Ohio.

                              THE EXCHANGE OFFERING

         On October 18, 1999, we privately placed $20.0 million aggregate liquidation amount of 9.875% Capital Securities, Series A, of BFOH Capital Trust
I. We provided a guarantee for the capital securities, as described in this prospectus. In connection with the offering, we entered into a registration rights agreement on October 18, 1999 with the initial purchaser.

         Under that registration rights agreement, we must use our reasonable best efforts to complete this exchange offer within 30 days after the effective date of the registration statement of which this prospectus is a part, which effective date must occur on or prior to April 15, 2000. If we do not complete this exchange offer before that date, we must pay liquidated damages until the exchange offer is completed. In this exchange offer, you may exchange your outstanding capital securities for our 9.875% Capital Securities, Series B, to be issued in the exchange offer which have substantially the same terms. You should read the discussion under the heading "The Exchange Offer" and "Description of the Securities" for further information regarding the exchange capital securities to be issued in the exchange offer.

SECURITIES OFFERED..............    $20.0 million in aggregate liquidation
                                    amount of new 9.875% Capital Securities, Series B, of BFOH Capital Trust I, which have been registered under the Securities
                                    Act of 1933.

                                    The terms of the exchange capital securities offered in the exchange offer are substantially identical to those of the outstanding capital securities, except that certain transfer restrictions, registration rights and liquidated damages provisions relating to the outstanding capital securities do not apply to the new registered capital securities.

THE EXCHANGE OFFER..............    We are offering to issue registered exchange
                                    capital securities for a like amount of our outstanding capital securities. We are offering to issue these registered exchange capital securities and to satisfy our obligations under the registration rights agreement with the initial purchaser. You may tender your outstanding capital securities for exchange by following the procedures described under the heading "The
                                    Exchange Offer."



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TENDERS; EXPIRATION
DATE; WITHDRAWAL....................  The exchange offer will expire at 5:00
                                      p.m., New York City time, on May 15, 2000 unless we extend it. If you decide to exchange your old securities for new securities, you must acknowledge that you are not engaging in, and do not intend to engage in, a distribution of the new securities. You may withdraw your tender of old securities at any time before May 15, 2000. If we decide for any reason not to accept your capital securities for exchange, we will return them to you promptly and without expense after the exchange offer expires or terminates.


CONDITIONS TO THE
EXCHANGE OFFER......................  We are not required to accept any old securities in exchange for new securities.
                                      We may terminate or amend the exchange
                                      offer if we determine that the exchange
                                      offer violates applicable law or any
                                      applicable SEC interpretation.

FEDERAL TAX
CONSEQUENCES........................  The exchange of outstanding capital securities for new capital securities
                                      under the exchange offer will not result in any gain or loss to you for federal income tax purposes.

USE OF PROCEEDS.....................  We will not receive any proceeds from the exchange offer.

ACCRUED INTEREST....................  The new securities will bear interest from
                                      October 18, 1999, the date the old
                                      securities were originally issued. No
                                      interest will be paid on the old
                                      securities following their acceptance for exchange. See "Description of the Securities."

EXCHANGE AGENT......................  Wilmington Trust Company, as property trustee, is the exchange agent for the
                                      exchange offer. The address and telephone number of the exchange agent are set forth under the heading "The Exchange Offer - - Exchange Agent."

                       CONSEQUENCES OF NOT EXCHANGING YOUR
                         OUTSTANDING CAPITAL SECURITIES

         If you do not exchange your outstanding capital securities in the exchange offer, they will continue to be subject to the restrictions on transfer that are described in the legend on the capital securities. In general, you may offer or sell your outstanding capital securities only if they are registered under, or offered or sold under an exemption from, the Securities Act of 1933, and applicable state securities laws.

         If outstanding capital securities are tendered and accepted in the exchange offer, it may become more difficult for you to sell or transfer your unexchanged capital securities. In addition, if you do not exchange your outstanding capital securities in the exchange offer, you will no longer be entitled to have those capital securities registered under the Securities Act, except in limited circumstances with respect to specific types of holders of outstanding capital securities. See "The Exchange Offer - - Consequences of Failure to Exchange Outstanding Securities."



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

                         CONSEQUENCES OF EXCHANGING YOUR
                         OUTSTANDING CAPITAL SECURITIES

         Based on interpretations of the staff of the SEC, we believe that you may offer for resale, resell or otherwise transfer the new securities that we issue in the exchange offer without complying with the registration and prospectus delivery requirements of the Securities Act if:

         - you acquire the new securities issued in the exchange offer in the ordinary course of business;

         - you are not participating, do not intend to participate, and have no arrangement or undertaking with anyone to participate, in the distribution of the new securities issued to you in the exchange offer; and

         - you are not an "affiliate" of BancFirst Ohio Corp., as defined in Rule 405 of the Securities Act.

         If any of these conditions are not satisfied and you transfer any new securities issued to you in the exchange offer without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We will not be responsible for or indemnify you against any liability you may incur.

         Any broker-dealer that acquires new securities in the exchange offer for its own account in exchange for old securities, which it acquired through market-making or other trading activities, must acknowledge that it will deliver a prospectus when it resells or transfer any new securities issued in the exchange offer. See "Plan of Distribution."

                    SUMMARY DESCRIPTION OF THE NEW SECURITIES

         The form and terms of the new securities to be issued in the exchange are the same as the form and terms of the old securities except that the new securities to be issued in the exchange offer have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer and will not contain the registration rights and liquidated damages provisions contained in the old securities. The new securities will evidence the same beneficial ownership interests as the old securities and both the new capital securities and the old capital securities are governed by the same Trust Agreement.

         The following is a brief summary of select terms of the new securities. For a more complete description of the terms of the new securities, see "Description of the Capital Securities."


OUTSTANDING SECURITIES..............  $20,000,000 of 9.875% Capital Securities,
                                      Series A (liquidation amount $1,000 per
                                      capital security).

DISTRIBUTIONS.......................  You are entitled to receive cumulative cash distributions at the annual rate of 9.875% of the liquidation amount of $1,000 per capital security. Distributions accumulate from October 18, 1999 and will be paid semi-annually in arrears on April 15 and October 15 of each year beginning on April 15, 2000. The amount of each distribution will include amounts accrued up to the date the distribution is due.

DEFERRAL PERIODS....................  So long as no event of default under the junior subordinated debentures has
                                      occurred and is continuing, we have the
                                      right, at one or more



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                                      times, to defer interest payments on the
                                      junior subordinated debentures for up to 10 consecutive semi-annual periods, which deferral will end on an interest payment date, but not beyond October 15, 2029, the stated maturity date of the junior subordinated debentures.

                                      If we defer interest payments on the
                                      junior subordinated debentures, the Trust
                                      will also defer distributions on the
                                      capital securities. During this deferral
                                      period, the junior subordinated debentures
                                      will continue to accrue interest and the
                                      capital securities will continue to
                                      accumulate distributions. During a
                                      deferral period you will also accumulate
                                      additional distributions at the annual
                                      rate of 9.875% on any accrued and unpaid
                                      distributions, to the extent permitted by
                                      law. If the Trust defers your
                                      distributions, you will still be required
                                      to accrue interest income and include it
                                      in your gross income for U.S. federal
                                      income tax purposes, even if you are a
                                      cash basis taxpayer.
RANKING.............................  Our obligations under the junior subordinated debentures are unsecured and subordinated to payment of our senior and subordinated debt, to the extent and in the manner set forth in the indenture, and will be effectively subordinated to all of the existing and future liabilities and obligations of our subsidiaries, including First National's deposit liabilities. At December 31, 1999, we had senior debt outstanding totaling $6.25 million.

GUARANTEE...........................  We have, on a subordinated basis, fully, irrevocably and unconditionally
                                      guaranteed:

                                      -  payment of distributions on the
                                         capital securities;

                                      -  payments on liquidation of the Trust;
                                         and

                                      -  payments on maturity or earlier
                                         redemption of the capital securities.

                                      If we do not make a payment on the junior subordinated debentures, the Trust will not have sufficient funds to make payments on the capital securities. Our guarantee does not assure the payment of distributions when the Trust does not have sufficient funds to pay the distributions. Our obligations under the guarantee are unsecured and are subordinated and junior to the payment of our senior and subordinated debt and will be effectively subordinated to all of the existing and future liabilities and obligations of our subsidiaries.

DISTRIBUTION OF JUNIOR
   SUBORDINATED DEBENTURES..........  At any time, we have the right, subject to receipt of any required regulatory
                                      approval, to liquidate the Trust and cause the junior subordinated debentures to be distributed to holders of capital securities and common securities in liquidation of the Trust. The junior subordinated debentures will have the identical terms and conditions as the capital securities.

                                      If we elect to liquidate the Trust and
                                      thereby cause the junior subordinated
                                      debentures to be distributed to holders of the capital

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

                                      securities, we will have the same rights, subject to the receipt of any required regulatory approval, to redeem such junior subordinated debentures as if the junior subordinated debentures were held by the Trust.

                                      In the event of the involuntary or
                                      voluntary liquidation, dissolution,
                                      winding up or termination of the Trust in which the junior subordinated debentures are not distributed to you, then you, as the holders of the capital securities, will be entitled to receive for each capital security a liquidation amount of $1,000 plus accrued and unpaid distributions thereon (including interest thereon) to the date of payment. The Trust will be able to make this distribution in cash only if the junior subordinated debentures are redeemed by us. For more information, please refer to "Description of Capital Securities - Liquidation of Trust and Distribution of Junior Subordinated Debentures."

MATURITY AND REDEMPTION.............  The junior subordinated debentures mature on October 15, 2029, which date may be
                                      shortened to a date not earlier than
                                      October 15, 2009 if certain conditions are met. The Trust will redeem the capital securities when we pay the junior subordinated debentures at maturity or redeem the capital securities at a distribution date on or after October 15, 2009.

                                      Our ability to redeem some or all of the junior subordinated debentures on or after October 15, 2009, is subject to certain conditions. In addition, we may redeem the junior subordinated debentures at our option, in whole but not in part:

                                      -  if certain tax events occur;
                                      -  if there is a change in the way the
                                         junior subordinated debentures are
                                         treated for regulatory capital
                                         purposes; or
                                      -  if there is a change in the Investment
                                         Company Act of 1940 that requires the
                                         Trust to register under that law.

                                      We may have to obtain regulatory
                                      approvals, including the approval of the Federal Reserve Board, before we redeem any junior subordinated debentures prior to maturity. If we redeem the junior subordinated debentures, you will receive the liquidation amount of $1,000 per capital security plus any accrued and unpaid distributions to the date of redemption.

ABSENCE OF MARKET FOR THE
    CAPITAL SECURITIES..............  The capital securities are a new issue of securities for which currently there is no market. Although the initial purchaser intends to make a market in the capital securities and the exchange capital securities, the initial purchaser is not obligated to do so, and any such market making may be discontinued at any time without notice. We do not intend to seek a listing of the capital securities or the exchange capital securities, on any national securities exchange or on the Nasdaq Stock Market. The capital securities are eligible for quotation on the Private Offering, Resales and Trading through Automated Linkages ("PORTAL") System of the National Association of Securities Dealers, Inc.



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

USE OF PROCEEDS.....................  All of the proceeds from the sale by the
                                      Trust of its original capital securities and common securities were invested by the Trust in our junior subordinated debentures. We currently intend to use the net proceeds from the sale of the junior subordinated debentures, which was approximately $19.2 million, net of commissions and other offering expenses, for general corporate purposes, such as the repurchase of our common stock and the purchase of securities by our banking subsidiary, which may include long-term securities. We have initially invested the net proceeds in short-term investment grade financial securities. We will not receive any proceeds from the exchange offer.

ERISA CONSIDERATIONS................  For a discussion of certain prohibited transactions and fiduciary duty issues
                                      pertaining to purchases by or on behalf of an employee benefit plan, you should see "ERISA Considerations."

VOTING RIGHTS.......................  As a holder of the capital securities, you have no voting rights, except in limited circumstances. You should read "Description of Capital Securities -- Voting Rights; Amendment of the Trust Agreement" for more information.

RISK FACTORS........................  For a discussion of considerations relevant to an investment in the capital securities which should be carefully considered by you, please read "Risk Factors."


                               RECENT DEVELOPMENTS

         On January 13, 2000, we entered into an agreement to acquire Milton Federal Financial Corporation, by merging Milton into us. Under the terms of the agreement, we will exchange .444 shares of our common stock and $6.80 for each of the 2,099,995 outstanding shares of Milton. We will redeem Milton's outstanding stock options for cash equal to the acquisition price per share less the exercise price of the options prior to closing. Based on our closing price of $20.375 on January 12, 2000, the transaction would be valued at $33.3 million. We will account for the merger as a purchase. We expect to consummate the merger in the second quarter of 2000, pending approval by Milton's shareholders, regulatory approval and other customary conditions of closing. Milton has granted us an option to purchase up to 19.9% of Milton's outstanding shares upon the occurrence of certain events.

         At December 31, 1999, Milton had total assets of $260.0 million, deposits of $166.3 million and shareholders' equity of $25.3 million. For its fiscal year ended September 30, 1999 and the quarter ended December 31, 1999, Milton reported net income of $1.6 million and $449,000, respectively.

                  SUMMARY SELECTED CONSOLIDATED FINANCIAL DATA

         The following summary information presents selected consolidated financial data of BancFirst Ohio and our subsidiaries. Certain financial data has been derived from our audited consolidated financial statements. The following information is only a summary and you should read it in conjunction with our consolidated financial statements and related notes included in our Form 10-K for the year ended December 31, 1999, which is incorporated in this prospectus by reference.


                                                                AT OR FOR THE YEAR ENDED DECEMBER 31,
                                        -----------------------------------------------------------------------------------
                                              1999           1998         1997        1996 (10)      1995         1994
                                          -----------   -----------   -----------   -----------   -----------   -----------
                                                           (Dollars in thousands, except per share amounts)
STATEMENT OF INCOME DATA:
  Interest income                         $    88,114   $    86,657   $    84,692   $    53,177   $    34,063   $    27,652
  Interest expense                             49,647        50,150        48,256        28,630        16,357        11,259
                                          -----------   -----------   -----------   -----------   -----------   -----------
  Net interest income                          38,467        36,507        36,436        24,547        17,706        16,393
  Provision for possible                        1,580         1,225         1,221         1,257           967           338
  loan losses
  Non-interest income                          10,753         9,948         7,768         6,258         4,984         3,801
  Non-interest expense                         29,651        29,827        26,677        21,235        12,805        11,410
                                          -----------   -----------   -----------   -----------   -----------   -----------
  Income before income
    taxes and
    extraordinary item                         17,989        15,403        16,306         8,313         8,918         8,446
  Provision for federal
    income tax                                  5,685         4,835         5,536         2,354         2,706         2,572
                                          -----------   -----------   -----------   -----------   -----------   -----------
  Income before
    extraordinary item                         12,304        10,568        10,770         5,959         6,212         5,874
  Extraordinary
    item-prepayment
    charges on early
    repayment of
    Federal Home Loan
    Bank Advances, net
    of tax                                       --             400          --            --            --            --
                                          -----------   -----------   -----------   -----------   -----------   -----------
  Net income                                   12,304   $    10,168   $    10,770   $     5,959   $     6,212   $     5,874
                                          ===========   ===========   ===========   ===========   ===========   ===========

PER SHARE DATA: (1)
  Income before
  extraordinary item                      $      1.58   $      1.33   $      1.35   $      0.89   $      1.04   $      0.99
  Net income, basic and
    diluted                                      1.58          1.28          1.35          0.89          1.04          0.99
  Dividends                                      0.57          0.55          0.53          0.51          0.47          0.45
  Book value                                    10.55         11.09         10.72          9.79          8.42          7.38
  Tangible book value                            8.89          9.58          9.13          8.01          8.40          7.36
BALANCE SHEET DATA:
  Total assets                            $ 1,274,206   $ 1,181,011   $ 1,081,618   $ 1,056,920   $   476,429   $   429,384
  Loans                                       849,767       777,063       761,027       721,855       268,818       247,943
  Allowance for possible
    loan losses                                 7,431         6,643         6,617         6,599         3,307         3,095
  Securities                                  331,235       327,615       271,521       284,576       178,252       153,595
  Deposits                                    799,176       789,622       747,047       732,689       348,545       320,836
  Borrowings                                  385,498       296,750       239,449       236,609        74,135        63,525
  Shareholders' equity                         80,108        87,535        85,333        77,894        50,010        43,844
PERFORMANCE RATIOS:
  Return on average
   assets (2)                                    1.02%         0.89%         0.98%         0.85%         1.38%         1.48%
  Return on average
   equity (3)                                   14.29         11.55         13.20         10.05         13.05         13.28
  Net interest
     margin (4)                                  3.47          3.48          3.55          3.78          4.27          4.49
  Interest rate
     spread (4)                                  3.12          3.05          3.08          3.22          3.55          3.89

                         (continued on following page)


                                                                AT OR FOR THE YEAR ENDED DECEMBER 31,
                                         ----------------------------------------------------------------------------------
                                              1999           1998         1997        1996 (10)      1995         1994
                                          -----------   -----------   -----------   -----------   -----------   -----------
                                                           (Dollars in thousands, except per share amounts)

  Non-interest income to
    average assets                           0.89          0.88          0.71          0.90          1.11          0.95
  Non-interest expense to
    average  assets (5)                      2.33          2.36          2.30          2.59          2.84          2.87
  Efficiency ratio (6)                      56.56         56.81         56.67         57.33         56.63         56.10
ASSET QUALITY RATIOS: (7)
  Non-performing loans
    total loans to                           0.42%         0.48%         0.29%         0.35%         0.38%         0.21%
  Non-performing assets
    total assets to                          0.30          0.37          0.28          0.29          0.22          0.12
  Allowance for possible
    loan losses to total
    loans                                    0.87          0.85          0.87          0.91          1.23          1.25
  Allowance for possible
    loan losses to
    non-performing loans                    209.0         178.3         298.3         258.0         322.9         608.1
  Net charge-offs to
    average loans                            0.10          0.16          0.16          0.19          0.29          0.11
CAPITAL RATIOS: (8)
  Shareholders' equity to                    6.29%         7.41%         7.89%         7.37%        10.50%        10.21%
    total assets
  Tier 1 capital to
    average total
    assets                                   7.77%         6.52%         6.52%         6.06%        10.49%        10.18%
  Tier 1 capital to
    risk-weighted
    assets                                  11.37         10.34         10.37         10.08         17.70         20.32
RATIO OF EARNINGS TO FIXED
CHARGES: (9)

  Including interest on
    deposits                                 1.36x         1.31x         1.34x         1.29x         1.55x         1.75x
  Excluding interest on
    deposits                                 3.83x         4.03x         4.33x         4.80x         6.43x        10.51x
---------

(1) Per share data has been restated to reflect all stock dividends and stock splits.
(2) Excluding the effects of non-recurring charges and income (including the extraordinary item in 1998), the return on average assets was 1.02%, 1.02%, .95%, 1.10%, 1.38% and 1.48% for the years ended December
         31, 1999, 1998, 1997, 1996, 1995 and 1994, respectively.
(3) Excluding the affects of non-recurring charges and income (including the extraordinary item in 1998), the return on average equity was 14.29%, 13.21%, 12.80%, 12.98%, 13.05% and 13.28% for the years ended
         December 31, 1999, 1998, 1997, 1996, 1995 and 1994, respectively.
(4) Interest rate spread represents the difference between the weighted average yield on interest earning assets and the weighted average cost of interest-bearing liabilities, and net interest margin represents net interest income as a percentage of average interest-earning assets.
(5) Excludes amortization of intangibles and non-recurring charges totaling $1,629 the year ended December 31, 1998 for merger, restructuring and branch closing costs and $2,632 in 1996 related to the special one-time SAIF assessment and restructuring costs.
(6) The efficiency ratio is equal to non-interest expense (excluding non-recurring charges and amortization of intangible assets) divided by net interest income determined on a fully tax equivalent basis plus non-interest income less gains or losses on securities transactions and non-recurring income.
(7) At December 31, 1999, the Company had one restructured loan with an aggregate principal amount of $2,986 that was considered impaired though on accrual status, and had a specific reserve assigned to it in the amount of $448. Including restructured loans, the Company's asset quality ratios at December 31, 1999 would be as follows:
         non-performing loans plus restructured loans to total loans, 0.77%; non-performing assets plus restructured loans to total assets, 0.53%; allowance for possible loan losses to non-performing loans plus restructured loans, 113.6%.
(8) For definitions and information relating to our regulatory capital requirements, see "Regulation and Supervision."
(9) For purposes of computing the ratios of earnings to fixed charges, earnings represent net income from continuing operations plus total taxes based on income and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits), one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases and capitalized interest. Fixed charges, including interest on deposits, include all interest expense, one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest.
(10) Our acquisition of County Savings in August 1996 significantly affects the comparability of our results of operations for prior years.

                                  RISK FACTORS

       You should carefully read the following risk factors and other sections of this prospectus before exchanging your capital securities. You should carefully consider all of these risk factors to be important.


RISKS RELATED TO THE EXCHANGE OFFER AND YOUR INVESTMENT IN THE CAPITAL
SECURITIES

YOU MAY HAVE DIFFICULTY SELLING THE OLD SECURITIES WHICH YOU DO NOT EXCHANGE

         If you do not exchange your old securities for the new securities offered in this exchange offer, you will continue to be subject to the restrictions on the transfer of your old securities. Those transfer restrictions are described in the trust agreement and in the legend contained on the old securities, and arose because the old securities were originally issued under exemptions from, and in transactions not subject to, the registration requirements of the Securities Act. Except in limited circumstances with respect to specific types of holders of old securities, we will have no further obligation to provide for registration under the Securities Act of the old securities upon completion of the exchange offer.

         In general, you may offer or sell your old securities only if they are registered under the Securities Act and applicable state securities laws, or if they are offered and sold under an exemption from those requirements. We do not intend to register the old securities under the Securities Act.

         If a large number of old securities are exchanged for new securities issued in the exchange offer, it may be more difficult for you to sell your unexchanged capital securities. See "The Exchange Offer -- Consequences of Failure to Exchange Outstanding Securities" for a discussion of the possible consequences of failing to exchange your old securities.

BANCFIRSTOHIO CANNOT MAKE PAYMENTS UNDER THE GUARANTEE OR THE JUNIOR
     SUBORDINATED DEBENTURES IF BANCFIRST OHIO WOULD DEFAULT ON ITS OTHER OBLIGATIONS THAT ARE MORE SENIOR.

         Our obligations under the guarantee issued for your benefit are unsecured and rank

         - junior to all of our other borrowings, except those borrowings that by their terms are equal or junior;

         -        junior to all of First National's deposit accounts; and

         -        senior to our common stock.

         This means that we cannot pay under the guarantee if we default on payments of any of our other borrowings, unless, by their terms, those borrowings are equal or junior to the guarantee. If we liquidate, go bankrupt or dissolve, we would be able to pay under the guarantee only after we have paid all our other liabilities that are senior to the guarantee.

         Our obligations under the junior subordinated debentures are unsecured and rank junior in priority to all of our senior indebtedness, which includes our borrowings that are not by their terms equal or junior to the junior subordinated debentures. If we default on a payment on our senior indebtedness, we cannot pay principal or interest on the junior subordinated debentures. If we liquidate, go bankrupt or dissolve, we would be able to pay the Trust under the junior subordinated debentures only after we have made all payments on our senior indebtedness. As of December 31, 1999, we had approximately $6.25 million in senior indebtedness, excluding insured deposits.

         If we default on our obligations to pay principal, premium or interest on the junior subordinated debentures, the Trust will not have sufficient funds to make distribution payments or liquidation payments on the capital securities. As a result, you will not be able to rely upon our guarantee for payment of these amounts. Instead, you or the property trustee may enforce the rights of the Trust under the junior subordinated debentures against us. For more information, please refer to "Description of Subordinated Debentures - Enforcement of Certain Rights by Holders."

         The capital securities, guarantee, the junior subordinated debentures and the indenture do not limit our ability to incur additional debt, including debt that is senior in priority of payment.

         For more information on payments under the guarantee and the junior subordinated debentures, you should refer to "Description of Guarantee -- Status of the Guarantee" and "Description of Junior Subordinated Debentures - Subordination."

BANKING LAWS AND REGULATIONS LIMIT BANCFIRST OHIO'S ACCESS TO FUNDS, WHICH MAY
         PREVENT BANCFIRST OHIO FROM MAKING PAYMENTS UNDER THE SUBORDINATED DEBENTURES.

         We are a banking holding company regulated by the Federal Reserve Board, or FRB, and almost all of our operating assets are owned by First National. We rely primarily on dividends from First National to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Dividend payments from First National are subject to regulatory limitations, generally based on current and retained earnings, imposed by the various regulatory agencies with authority over First National. Payment of dividends is also subject to regulatory restrictions if such dividends would impair the capital of First National. Payment of dividends by First National is also subject to First National's profitability, financial condition and capital expenditures and other cash flow requirements. Bank regulatory agencies have authority to prohibit First National or us from engaging in an unsafe or unsound practice in conducting their business. The payment of dividends, depending upon the financial condition of First National or us, could be deemed to constitute such an unsafe or unsound practice. The FRB has stated that, as a matter of prudent banking, a bank or bank holding company should not maintain its existing rate of cash dividends on common stock unless:

         - the organization's net income available to common shareholders over the past year has been sufficient to fund fully the dividends; and

         - the prospective rate of earnings retention appears consistent with the organization's capital needs, asset quality, and overall financial condition.

         No assurance can be given that First National will be able to pay dividends at past levels, or at all, in the future. See the section entitled "Regulation and Supervision" in our Annual Report on Form 10-K for the year ended December 31, 1999, which is incorporated herein by reference.

         In addition to regulatory restrictions on the payment of dividends, First National is subject to certain restrictions imposed by federal law on any extensions of credit it makes to its affiliates and on investments in stock or other securities of its affiliates. We are considered an affiliate of First National. These restrictions prevent affiliates of First National, including us, from borrowing from First National, unless various types of collateral secure the loans. Federal law limits the aggregate amount of loans to and investments in any single affiliate to 10% of the bank's capital and surplus and also limits the aggregate amount of loans to and investments in all affiliates to 20% of the bank's capital and surplus. As of December 31, 1999, approximately $9.1 million of credit was available to us under this limitation.

         Under the prompt corrective action provisions of the Federal Deposit Insurance Act, First National is prohibited from making capital distributions, including the payment of dividends, if, after making any capital distribution, First National would become undercapitalized as defined under the Federal Deposit Insurance Act. Based on First National's current financial condition, we do not expect that this provision will have any impact on our ability to obtain dividends from First National; however, we cannot be sure that First National will be able to pay dividends in the future. At December 31, 1999, First National had the capital to pay us $2.0 million in dividends without requiring regulatory approval.

         If we do not receive sufficient cash dividends from First National, then it is unlikely that we will have sufficient funds to make payments on the junior subordinated debentures, thereby leaving insufficient funds for the Trust to make payments to you on the capital securities.

BANCFIRSTOHIO CAN DEFER INTEREST PAYMENTS ON THE JUNIOR SUBORDINATED DEBENTURES,
         CAUSING YOUR PAYMENTS UNDER THE CAPITAL SECURITIES TO STOP, WHICH WILL HAVE TAX CONSEQUENCES TO YOU AND MAY AFFECT THE MARKET PRICE OF THE CAPITAL SECURITIES.

         We have the right, at one or more times, unless an event of default exists under the junior subordinated debentures, to defer interest payments on the junior subordinated debentures for up to 10 consecutive semi-annual periods, but not beyond October 15, 2029. If we defer interest payments, the Trust will defer paying distributions to you on your capital securities during the deferral period. Additionally, during this period, any unpaid distributions on the capital securities will accumulate additional distributions at the rate of 9.875% per year, compounded semi-annually, to the extent permitted by law. We also will be prohibited from declaring or paying cash dividends on our common stock. For more information, please refer to "Description of Capital Securities
- Distributions."

         When any deferral period ends and we pay all interest then accrued and unpaid on the junior subordinated debentures, we may elect to begin a new deferral period. There is no limitation on the number of times that we may elect to begin a deferral period. See "Description of Capital Securities - Distributions" and "Description of Junior Subordinated Debentures - Options to Extend Interest Payment Date."

         If we exercise our right to defer payments of interest on the junior subordinated debentures, you will be required to accrue income (as original issue discount) in respect of the deferred stated interest allocable to your capital securities for U.S. federal income tax purposes, which will be allocated but not distributed to you. As a result, you will be required to recognize income for U.S. federal income tax purposes before you receive any cash and will not receive the cash related to this interest income from the Trust if you dispose of your capital securities prior to the record date for the distribution payment.

         We do not currently intend to exercise our right to defer interest payments on the junior subordinated debentures. However, if we exercise this right in the future, the market price of the capital securities will probably be affected. The capital securities may trade at a price that does not fully reflect the value of accrued but unpaid interest on the junior subordinated debentures. If you sell your capital securities during a deferral period, you may not receive the same return on your investment as someone else who continues to hold the capital securities. As a result of our right to defer interest payments, the market price of the capital securities, which represent preferred beneficial interests in the Trust, may be more volatile than the market prices of other securities that are not subject to such deferral options.

THE TRUST MAY REDEEM THE CAPITAL SECURITIES IF A SPECIAL EVENT OCCURS.

         If there are changes in the bank regulatory, investment company or tax laws prior to October 15, 2009, that would adversely affect the status of the Trust, the capital securities or the junior subordinated debentures, we have the right to redeem the junior subordinated debentures, in whole but not in part. Our redemption of the junior subordinated debentures will cause the Trust to redeem the capital securities prior to maturity.

         Our ability to cause the redemption of the capital securities under these circumstances is subject to us receiving the necessary regulatory approval, if required. For more information concerning events which may cause the redemption of the junior subordinated debentures and prepayment of the capital securities, see "Description of the capital securities - Redemption."

IF WE DISTRIBUTE THE JUNIOR SUBORDINATED DEBENTURES, THERE MAY BE AN ADVERSE
         EFFECT ON THE TRADING MARKET AND TRADING PRICE OF YOUR INVESTMENT, AND THERE MAY BE ADVERSE TAX EFFECTS.

         Your investment in the capital securities may decrease in value if the junior subordinated debentures are distributed to you in liquidation of the Trust. We cannot predict the liquidity of the market price or market prices for the junior subordinated debentures that may be distributed. Accordingly, the junior subordinated debentures that you receive upon a distribution, or the capital securities you hold pending such distribution, may trade at a discount to the price that you paid to purchase the capital securities.

         Because you may receive the junior subordinated debentures, you must also make an investment decision with regard to the junior subordinated debentures. You should carefully review all of the information regarding the junior subordinated debentures contained in this prospectus. Under "Certain Federal Income Tax Consequences - Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Trust," we discuss applicable federal income tax consequences of a distribution of the junior subordinated debentures.

YOU WILL HAVE LIMITED VOTING RIGHTS.

         As a holder of capital securities, you will have limited voting rights. You can vote only to modify the capital securities or on the removal of the property and Delaware trustees of the Trust upon a limited number of events. We, along with the property trustee and the administrative trustees, may amend the trust agreement without your consent even if these actions adversely affect your interests, to ensure that the Trust:

         - will not be classified as an association taxable as a corporation for U.S. federal income tax purposes; and

         - will not be required to register as an "investment company" under the Investment Company Act of 1940.

         You will not have any voting rights regarding the administrative trustees or any matters submitted to a vote of our stockholders. See "Description of Capital Securities - Voting Rights; Amendment of the Trust Agreement" and "-Removal of Trustees" for more information on your limited voting rights.

THE LIMITED COVENANTS RELATING TO THE CAPITAL SECURITIES AND THE JUNIOR
         SUBORDINATED DEBENTURES DO NOT PROTECT YOU.

         The covenants in the governing documents relating to the capital securities and the junior subordinated debentures are limited. As a result, the governing documents do not protect you in the event of an adverse change in our financial condition or results of operations. In addition, the governing documents do not limit our ability, or the ability of our subsidiaries, to incur additional debt. You should not consider the terms of the governing documents to be a significant factor in evaluating whether we will be able to comply with our obligations under the junior subordinated debentures or the guarantee.

TRADING CHARACTERISTICS OF THE CAPITAL SECURITIES MAY CREATE ADVERSE TAX CONSEQUENCES FOR YOU.

         The capital securities may trade at a price that does not reflect the value of the accrued but unpaid interest on the underlying junior subordinated debentures. If you dispose of your capital securities between the record date for payments on the capital securities, you may have adverse tax consequences. Under these circumstances, you will be required to include accrued but unpaid interest on the junior subordinated debentures allocable to the capital securities through the date of disposition in your income. If interest on the junior subordinated debentures is included in income under the original issue discount provisions, you would add this amount to your adjusted tax basis in your share of the underlying junior subordinated debentures deemed disposed. If your selling price is less than your adjusted tax basis, which will include all accrued but unpaid original issue discount interest included in your income, you could recognize capital loss which cannot be applied to offset ordinary income for federal income tax purposes, subject to exceptions. See "Certain Federal Income Tax Consequences - Interest Income and Original Issue Discount" and " - Sales of capital securities" for more information on possible adverse tax consequences to you.

ABSENCE OF RATINGS AND PUBLIC MARKET; RESTRICTIONS ON RESALE.

         The capital securities have not been rated by any rating agency. There is no existing market for the capital securities and there can be no assurance as to:

         - the liquidity of any markets that may develop for the capital securities or the exchange capital securities; or
         - the ability of the holders to sell the capital securities or the exchange capital securities; or
         - at what price holders of the capital securities or the exchange capital securities, will be able to sell their capital securities or the exchange capital securities, as the case may be.

         Future trading prices of the capital securities will depend on many factors including, among others, prevailing interest rates, our operating results and the market for similar securities. The initial purchaser has informed the Trust and us that it intends to make a market in the capital securities and the exchange capital securities. However, the initial purchaser is not obligated to do so and any such activity may be terminated at any time without notice to the holders of the capital securities or the exchange capital securities, as applicable. In addition, such market making activity will be subject to the limits of the Securities Act and may be limited during the pendency of the exchange offer or during the period the shelf registration statement is required to be kept effective.

RISKS RELATING TO BANCFIRST OHIO AND FIRST NATIONAL

OUR ASSETS, SPECIFICALLY OUR SUBSIDIARY'S STOCK, COULD BE FORECLOSED UPON IF A DEFAULT OCCURS UNDER OUR LOAN AGREEMENT.

         We have pledged 67% of all issued and outstanding capital stock of First National as collateral under our loan agreement with a third-party lender. At December 31, 1999, our outstanding borrowings under this loan agreement were $6.25 million. As a bank holding company, our primary asset is the issued and outstanding stock of First National. We do not generate operating income, but rely on the dividends from First National. If we fail to pay principal or interest on the loan, the lender may take the capital stock of First National serving as collateral for the loan in satisfaction of our obligations. Any such actions could have a material adverse effect upon our ability to receive dividends from First National. If we do not receive dividends from First National, we will not have the funds to pay principal and interest on the junior subordinated debentures and the Trust will not have the funds to pay distributions to you on the capital securities.

WE MAY NOT BE ABLE TO SUCCESSFULLY MANAGE OUR GROWTH.

         Our general strategy for growth has been to acquire banks and related businesses that we believe are compatible with our business. We completed the acquisition of County Savings Bank in 1996. At that time, County had total assets approximately equal to our total assets. Since the completion of the acquisition, we have worked to integrate County's operations and personnel with First National. Because we did not have the systems and infrastructure in place at the time of the acquisition to accommodate the resulting doubling of our size, a significantly greater amount of time than initially anticipated has been spent developing systems to accommodate the growth that resulted from this acquisition. At present, we believe that our infrastructure is now in place to accommodate additional growth from acquisitions. To the extent that we continue to grow, we cannot assure you that we will be able to adequately and efficiently manage such growth, including our ability to successfully complete the acquisition of Milton and integrate its operations and personnel with ours. Moreover, we may not be able to obtain regulatory approval for any acquisitions we may want to make. Acquiring other banks and businesses will involve risks, including:

         - potential exposure to liabilities of banks and businesses we acquire;
         - difficulty and expense of integrating the operations and personnel of banks and businesses;
         -        potential disruption of our businesses;
         - inability to hire and train a sufficient number of skilled employees;
         - impairment of relationships with customers of the bank and businesses we acquire; and
         - incurrence of amortization expense for any acquisition accounted for as a purchase.

         If we fail to manage our growth effectively, our business, financial condition and results of operations could be materially and adversely affected.

OUR ALLOWANCE FOR LOAN LOSSES MAY NOT BE ADEQUATE TO COVER ACTUAL LOAN LOSSES.

         Increases in the allowance for loan losses could adversely affect our results of operations. As a lender, we are exposed to the risk that our customers will be unable to repay their loans according to their terms and that any collateral securing the payment of their loans may not be sufficient to cover repayment. Credit losses are inherent in the lending business, particularly so with commercial portfolio lending which comprises 48% of our total loans at December 31, 1999.

         We make various assumptions and judgments about the collectibility of our loan portfolio and provide an allowance for potential losses based on various factors. If our assumptions are not accurate, our allowance for loan losses may not be sufficient to cover our loan losses. Material increases to the allowance for loan losses may also be necessary due to changes in economic conditions, the performance of our loan portfolio and increases in both loan originations and purchases. Any increase in our allowance for loan losses would decrease our net income.

WE MAY BE UNABLE TO MANAGE INTEREST RATE RISKS AND THAT COULD REDUCE OUR NET INTEREST INCOME.

         Our results of operations are affected principally by net interest income which is the difference between interest earned on loans and investments and interest expense paid on deposits and other borrowings. We cannot predict or control changes in interest rates. Regional and local economic conditions and the policies of regulatory authorities, including monetary policies of the Board of Governors of the Federal Reserve System, affect interest income and interest expense. We take measures intended to manage the risks from changes in market interest rates. However, changes in interest rates can still have a material adverse effect on our profitability.

         When we acquired County, we inherited interest rate swap agreements. County had entered into these agreements to mange interest rate risk exposure. As a result, we have managed our interest rate risk taking into consideration the effects of these agreements. Some of the interest rate swap agreements will begin to expire in December 1999. We do not currently intend to replace these interest rate swap agreements as they expire. If we do not replace these instruments, we will need to take other measures to manage our interest rate risks. Other measures may include converting existing short-term repricing liabilities to longer repricing terms.

         In addition, certain assets and liabilities may react in different degrees to changes in market interest rates. For example, interest rates on some types of assets and liabilities may fluctuate prior to changes in broader market interest rates, while interest rates on other types may lag behind. Some of our assets, such as adjustable rate mortgages, have features including rate caps, which restrict changes in their interest rates.
         Interest rates are highly sensitive to many factors that are beyond our control. Some of these factors include:

         -        inflation;
         -        recession;
         -        unemployment;
         -        money supply;
         -        international disorders; and
         -        instability in domestic and foreign financial markets.

Changes in interest rates may affect:

         -        the level of voluntary prepayments on our loans; and
         - the receipt of payment in our mortgage-backed securities resulting in the receipt of proceeds that may be reinvested at a lower rate than the loan or mortgage-backed security being prepaid.

         Although we pursue an asset-liability management strategy designed to control our risk from changes in market interest rates, changes in interest rates can still have a material adverse effect on our profitability.

CHANGES IN THE SBA PROGRAM OR INCREASED COMPETITION FOR SUCH LOANS COULD ADVERSELY AFFECT OUR PROFITABILITY.

         The SBA lending program is a federal government program. The U.S. Congress continues to scrutinize government programs, including the SBA lending program. We cannot assure you that the SBA lending program will continue in its present manner. Our strategic plan includes an emphasis on continued growth of our SBA lending program. Loans generated through this program contain portions (typically 75%) which are guaranteed by the government. We have sold these guaranteed portions in the secondary market. The non-interest income we generate from these sales has been an important source of revenue for us, and continues to play a significant role in our earnings. Future non-interest income from these activities depends on our ability to generate and sell loans under the SBA lending program. If the U.S. Congress changes the SBA lending program, or if we have increased competition for such loans, our operating results could be adversely affected.

WE CANNOT PREDICT HOW CHANGES IN TECHNOLOGY WILL IMPACT OUR BUSINESS.

         The financial services industry, including the banking sector, is increasingly affected by advances in technology, including developments in:

         -        telecommunications;
         -        data processing;
         -        automation;
         -        internet banking;
         -        telebanking; and
         -        debit cards and so-called "smart cards."

         We currently do not provide Internet banking services or "smart cards." We are testing an Internet banking product, but we cannot assure you that we will be able to provide this service to our customers in the foreseeable future. Our ability to compete successfully in the future will depend on whether we can anticipate and respond to technological changes. To develop these and other new technologies, we will likely have to make additional capital investments. Although we continually invest in new technology, we cannot assure you that we will have sufficient resources or access to the necessary technology to remain competitive in the future or that the capital investments we make will not have an adverse material effect on our financial condition or results of operations.

WE ARE SUBJECT TO EXTENSIVE REGULATION.

         We will depend primarily upon dividends from First National to meet our obligations under the junior subordinated debentures. Banking regulations may restrict or even prevent us from receiving dividends from First National in the future. At December 31, 1999, First National had approximately $2.0 million of retained earnings plus net income available to pay dividends to us without regulatory approval. However, the banking industry is heavily regulated under both federal and state law. We cannot assure you that modifications to existing laws or new laws will not adversely affect our business and consequently our ability to make payments under the junior subordinated debentures.

WE HAVE BROAD DISCRETION REGARDING THE USE OF THE PROCEEDS THAT WE RECEIVED FROM THE SALE OF THE JUNIOR SUBORDINATED DEBENTURES.

         We have allocated all of the net proceeds of our sale of junior subordinated debentures for general corporate purposes, such as the repurchase of our common stock and the purchase of securities by our banking subsidiary, which may include long-term securities. Accordingly, management has broad discretion in applying the proceeds. Pending our use of such proceeds, the funds have been placed in short-term, interest-bearing, investment grade instruments. Since we have not yet determined how we will use the proceeds of the offering, you will be unable to predict the financial success of our long-term use of proceeds. We will not receive any proceeds from this exchange offer.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the issuance of the new securities in this exchange offer. All of the old securities that are tendered in the exchange offer will be retired and cancelled. All of the proceeds from the initial sale by the Trust of its capital securities and common securities were invested by the Trust in the junior subordinated debentures. The net proceeds we received from the sale of the junior subordinated debentures were approximately $19.2 million, net of commissions and other offering expenses. We currently intend to use the net proceeds for general corporate purposes, such as the repurchase of our common stock and the purchase of securities by our banking subsidiary, which may include long-term securities, and we may use a portion of the proceeds to fund the cash portion of the purchase price for the Milton acquisition. Initially, we invested the net proceeds in short-term investment grade financial securities.


                              ACCOUNTING TREATMENT


         The new securities to be issued in the exchange offer will be recorded at the same carrying value as the old securities as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer and the unamortized expenses relating to the issuance of the old securities will be amortized over the term of the old securities and the new securities to be issued in the exchange offer.

         For financial reporting purposes, the Trust will be treated as our subsidiary, and, accordingly, the accounts of the Trust will be included in our consolidated financial statements. The capital securities will be included with borrowings and presented as a separate line item in our consolidated balance sheet under the caption "Guaranteed Preferred Beneficial Interests in Subordinated Debt," and appropriate disclosures about the capital securities, the guarantee and the junior subordinated debentures will be included in the notes to consolidated financial statements. For financial reporting purposes, we will record distributions payable on the capital securities as an interest expense in the consolidated statements of operations.

         Future reports we file under the Exchange Act will include a footnote to the financial statements stating that:

         -        the Trust is wholly-owned;
         - the sole assets of the Trust are the junior subordinated debentures (specifying the principal amount, interest rate and maturity date of such junior subordinated debentures); and
         - the back-up obligations, in the aggregate, constitute a full and unconditional guarantee by us of the obligations of the Trust under the capital securities.

         The Trust is not required to provide separate reports under the Exchange Act.

                                 CAPITALIZATION
         The following table sets forth our consolidated capitalization at December 31, 1999, and as adjusted to give effect to the issuance of the capital securities offered by the Trust and receipt and application by us of the proceeds from the corresponding sale of the junior subordinated debentures to the Trust. You should read this table in conjunction with our consolidated financial statements and notes, which are incorporated by reference into this prospectus.

                                                                  DECEMBER 31, 1999
                                                             ----------------------------
                                                                 ACTUAL       AS ADJUSTED
                                                                 ------       -----------
                                                                     (In thousands)

Long-term borrowings
    FHLB advances due beyond one year ....................   $     99,148    $     99,148
    Term reverse repurchase agreements due beyond one year         50,000          50,000
    Term note payable ....................................          6,250           6,250
     Guaranteed Preferred Beneficial Interests in
        Subordinated Debt (1) ............................         20,000          20,000
                                                             ------------    ------------

    Total long-term borrowings ...........................   $    175,398    $    175,398
                                                             ============    ============

Common stock, no par or stated value; 20,000,000 shares
    authorized, 8,162,467 outstanding ....................   $     66,318    $     66,318
Treasury stock, at cost, 454,629 shares ..................        (13,671)        (13,671)
Accumulated other comprehensive income (2) ...............         (8,334)         (8,334)
Retained earnings ........................................         35,795          35,795
                                                             ------------    ------------

    Total shareholders' equity ...........................   $     80,108    $     80,108
                                                             ============    ============
    Total capitalization .................................   $    255,506    $    255,506
                                                             ============    ============
-------------

(1) As described herein, the sole assets of the Trust, which is our subsidiary, is $20,619,000 aggregate principal amount of the fixed rate junior subordinated debentures, Series A, which will mature on October 15, 2029. We own all of the common securities issued by the Trust. See "Description of Junior Subordinated Debentures."
(2)  Includes only net unrealized gain on securities available for sale.

                          PRO FORMA REGULATORY CAPITAL

         Under regulations adopted by the Federal Reserve Board, First National is required to maintain Tier 1 capital and total capital (Tier 1 plus Tier 2 capital) equal to at least 4.0% and 8.0%, respectively, of our risk weighted assets, and Tier 1 capital equal to at least 4.0% of our average total assets (calculated quarterly).

         At December 31, 1999, our Tier 1 leverage capital, Tier 1 risk-based capital and total capital amounted to $95.7 million (7.77% of average adjusted total assets), $95.7 million (11.37% of risk weighted assets) and $103.1 million (12.25% of risk weighted assets), respectively, exceeding all of our minimum regulatory requirements. For additional information on the regulatory capital requirements applicable to us, see "Regulation and Supervision."

         The following tables set forth our regulatory capital and regulatory capital ratios which reflect the receipt of the estimated net proceeds from the offering. See "Use of Proceeds" and "Regulation and Supervision."

                                                                       Risk Based
                                                                  ----------------------
                                                     Tier 1
                                                     Leverage     Tier 1       Total
                                                     Capital      Capital      Capital
                                                     ---------    ---------    ---------
                                                             (Dollars in Thousands)
Stockholders' equity                                 $  80,108    $  80,108    $  80,108
Minority interest--Capital Securities (1)               20,000       20,000       20,000
Unrealized losses on securities available for sale       8,334        8,334        8,334

Non-allowable capital:
         Intangible assets                             (12,767)     (12,767)     (12,767)
                                                     ---------    ---------    ---------
Supplemental capital:
         Allowance for loan losses .                       N/A          N/A        7,431
                                                     ---------    ---------    ---------

Regulatory capital                                   $  95,675    $  95,675    $ 103,106
                                                     =========    =========    =========

(1) Under Federal Reserve Board regulations, the capital securities cannot represent more than 25% of Tier 1 capital.


                                                                Risk Based
                                                           ----------------------
                                              Tier 1
                                              Leverage     Tier 1       Total
                                              Capital      Capital      Capital
                                              ---------    ---------    ---------
Regulatory capital                          $   95,675    $   95,675    $  103,106
                                                  7.77%        11.37%        12.25%
Regulatory requirement                      $   49,267    $   33,661    $   67,322
                                                  4.00%         4.00%         8.00%
Excess above required ratio                 $   46,408    $   62,014    $   35,784
                                                  3.77%         7.37%         4.25%

         The amount of average adjusted total assets for the Tier 1 leverage ratio was approximately $1.2 billion. Risk-weighted assets used for the risk-based capital ratios amounted to $841.5 million.

         At December 31, 1999, First National's Tier 1 leverage capital, Tier 1 risk-based capital and total capital amounted to $76.1 million (6.20% of average adjusted total assets), $76.1 million (9.01% of risk weighted assets) and $91.5 million (10.83% of risk weighted assets), respectively, exceeding all of its minimum regulatory requirements. For additional information on the regulatory capital requirements applicable to First National, see "Regulation and Supervision."

                              BANCFIRST OHIO CORP.
GENERAL

         We were organized as a bank holding company under the laws of the State of Ohio. We conduct a full-service commercial and retail banking business through our wholly-owned subsidiary, The First National Bank of Zanesville. Effective May 16, 1998, we merged our two other banking subsidiaries, Bellbrook Community Bank and County Savings Bank, with First National under the national bank charter of First National. We also own a full service financial planning company that conducts business under the name Chornyak & Associates, Inc., which we acquired in April 1999.

         We are headquartered in Zanesville, Ohio, the county seat of Muskingum County. Through First National, we operate 22 full-service banking facilities which serve Muskingum, Licking, Franklin and Greene Counties, Ohio. Our primary market extends along Interstate 70 in central Ohio and includes the markets of Zanesville, Newark, Columbus, and Dayton. We primarily focus on providing personalized, high quality and comprehensive banking services in order to develop and maintain long-term relationships with our customers. We offer a range of banking services, including:

         -        commercial and commercial real estate loans;
         -        Small Business Administration loans;
         -        residential real estate loans;
         -        consumer loans;
         -        personal and business checking accounts;
         -        savings accounts;
         -        demand and time deposits;
         -        safe deposit services; and
         - trust, private banking, financial planning and investment services.

         At December 31, 1999, on a consolidated basis, we had total assets of $1.3 billion, total liabilities of $1.2 billion, including total deposits of $799.2 million, total loans of $849.8 million, and total stockholders' equity of $80.1 million.

OUR STRATEGY

         We believe our profitability in recent years is in part attributable to the growth strategy that we began implementing in 1992. At December 31, 1991, we had nine branch offices with assets of $298.2 million, an equity to assets ratio of 11.82%, and operations heavily concentrated in Muskingum County. Management believed that increased size would allow us to:

         - take advantage of increased operating efficiencies associated with the attendant economies of scale;
         -        achieve greater diversification of our markets and products;
         - enhance shareholder value by more effectively leveraging our equity capital; and
         - more effectively position ourselves to take advantage of acquisition opportunities in the rapidly changing financial services industry.

         Given our significant market share in our primary market area, we recognized that our desired growth would have to come primarily from expansion into new markets. In recognition of these factors, management undertook a growth strategy which emphasized:

         - acquiring existing branch locations from competing institutions as well as de novo branching;
         - increasing lending to small businesses through the formation of small business lending centers outside Muskingum County;
         -        acquiring bank and thrift holding companies;
         -        expanding trust, private banking and investment services; and
         - improving technology to enhance services and manage the cost of operations.

         We believe that we have been successful in implementing our strategy. In 1992, First National acquired a $30.6 million branch of a savings and loan association in Dresden, Ohio. Later in 1992, First National opened the first of four small business lending centers to serve small businesses in Columbus, Ohio, and specialize in loans guaranteed by the U.S. Department of Commerce, SBA. During 1997 and 1998, First National was the largest originator of SBA Section 7(a) loans in Ohio and was awarded the designation of preferred lender by the SBA. Currently, First National has small business lending centers located in Cleveland, Columbus, Cincinnati and Dayton, Ohio, Indianapolis, Indiana, Louisville, Kentucky and Detroit, Michigan.

Our 1995 acquisition of Bellbrook Community Bank provided access to the Dayton metropolitan market. In August 1996, we acquired County Savings Bank which had total assets of approximately $554 million. In October 1998, First National opened a new branch location in Washington Township, Ohio, located in the Dayton metropolitan market. We have also opened an additional branch location in New Albany, Ohio, a rapidly growing suburb of Columbus, Ohio. As a result of our strategic growth strategy, our assets have increased by more than $800 million since December 31, 1991.

Our board of directors and management intend to seek continued controlled growth of the organization through selective acquisitions of banks and/or savings and loan associations. The objectives of such acquisitions will be to:

         - increase the opportunity for quality earning asset growth, deposit generation and fee-based income opportunities;

         - diversify the earning assets portfolio and core deposit base through expansion into new geographic markets;

         - improve the potential profits from our combined operations through economies of scale; and

         -        enhance shareholder value.

         In furtherance of such objectives, we intend to continue our pursuit of business combinations which fit our strategic objectives of growth, diversification and market expansion and which provide the potential for enhanced shareholder value. At the present time, we do not have any understanding or agreements for any acquisition or combination.

RECENT DEVELOPMENTS

         On January 13, 2000, we entered into an agreement to acquire Milton Federal Financial Corporation, by merging Milton into us. Under the terms of the agreement, we will exchange .444 shares of our common stock and $6.80 for each of the 2,099,995 outstanding shares of Milton. We will redeem Milton's outstanding stock options for cash equal to the acquisition price per share less the exercise price of the options prior to closing. Based on our closing price of $20.375 on January 12, 2000, the transaction would be valued at $33.3 million. We will account for the merger as a purchase. We expect to consummate the merger in the second quarter of 2000, pending approval by Milton's shareholders, regulatory approval and other customary conditions of closing. Milton has granted us an option to purchase up to 19.9% of Milton's outstanding shares upon the occurrence of certain events.

At December 31, 1999, Milton had total assets of $260.0 million, deposits of $166.3 million and shareholders' equity of $25.3 million. For its fiscal year ended September 30, 1999 and the quarter ended December 31, 1999, Milton reported net income of $1.6 million and $449,000, respectively.


                           REGULATION AND SUPERVISION

         Almost all of our assets consist of our investment in First National, our principal subsidiary. Thus, our ability to pay principal of, and interest on, the junior subordinated debentures depends almost entirely on cash dividends we receive from First National.

         First National may not pay dividends to us if, after paying those dividends, it would fail to meet the required minimum levels under risk-based capital guidelines and the minimum leverage ratio requirements. First National must have the approval of federal bank regulators if a dividend in any year would cause the total dividends for that year to exceed the sum of the current year's net income plus retained earnings for the preceding two years, less required transfers to surplus. At December 31, 1999, approximately $2.0 million of retained earnings plus net income was available for the payment of dividends to us without regulatory approval. Payment of dividends by a banking subsidiary may be restricted at any time at the discretion of the appropriate regulator if it deems the payment to constitute an unsafe and/or unsound banking practice or necessary to maintain adequate capital.

         If we do not receive sufficient cash dividends from First National, it is unlikely that we will have sufficient funds to make payments on the junior subordinated debentures. See "Description of Junior Subordinated Debentures."

         Other statutes and regulations that affect us and First National are summarized in "Item 1. Business - Regulation and Supervision" of our Annual Report on Form 10-K for the fiscal year ended December 31, 1999 incorporated into this prospectus by reference.

                              BFOH CAPITAL TRUST I

         The Trust is a statutory business trust created under Delaware law upon the filing of a certificate of trust with the Delaware Secretary of State. The Trust exists for the exclusive purposes of:

         -        issuing and selling the capital securities;
         - using the proceeds from the sale of the capital securities to acquire the junior subordinated debentures; and
         - engaging in only those other activities necessary, advisable or incidental thereto, including the exchange offer.

         The junior subordinated debentures are the sole assets of the Trust, and, accordingly, payments under the junior subordinated debentures will be the sole revenues of the Trust. We own all of the common securities of the Trust. The common securities rank pari passu, and payments will be made thereon pro rata, with the capital securities, except that upon the occurrence and continuance of an event of default under the Trust agreement resulting from a debenture event of default, our rights as holder of the common securities to payments in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the capital securities. See "Description of Capital Securities -- Subordination of Common Securities." We acquired common securities in a liquidation amount equal to at least 3% of the total capital of the Trust. The Trust has a term of approximately 35 years, but may dissolve earlier as provided in its Amended and Restated Declaration of Trust, referred to in this prospectus as the trust agreement. The Trust's business and affairs are conducted by the issuer trustees, each of whom we appoint as holder of the common securities. The issuer trustees for the Trust will be Wilmington Trust Company, as the property trustee and as the Delaware trustee, and three administrative trustees who are our officers. Wilmington Trust Company also acts as indenture trustee under the indenture and as guarantee trustee under the guarantee. See "Description of Guarantee" and "Description of Junior Subordinated Debentures." The holder of the common securities of the Trust or, if an event of default under the trust agreement has occurred and is continuing, the holders of not less than a majority in liquidation amount of the capital securities will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee. In no event will the holders of the capital securities have the right to vote to appoint, remove or replace the administrative trustees; such voting rights will be vested exclusively in the holder of the common securities. The duties and obligations of each issuer trustee are governed by the trust agreement. As issuer of the junior subordinated debentures, we will pay all fees, expenses, debts and obligations (other than the payment of principal of, and interest on, the capital securities) related to the Trust and the offering of the capital securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust. The principal executive office of the Trust is c/o BancFirst Ohio Corp., 422 Main Street, Zanesville, Ohio 43702 and its telephone number is (740) 452-8444.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

         When we sold the outstanding capital securities on October 18, 1999, we entered into a registration rights agreement with the initial purchaser of those capital securities. Under the registration rights agreement, we have agreed to file a registration statement regarding the exchange of the outstanding capital securities for new capital securities which are registered under the Securities Act. We have also agreed to use our reasonable best efforts to cause the registration statement to become effective with the SEC, and to conduct this exchange offer after the registration statement is declared effective. We will use our reasonable best efforts to keep this registration statement effective at least until the exchange offer is completed. The registration rights agreement provides that we will be required to pay liquidated damages to the holders of the outstanding capital securities if:

         -        the registration statement is not filed by March 16, 2000;
         - the registration statement is not declared effective by April 15, 2000; or
         - the exchange offer has not been completed within 30 business days after the registration statement becomes effective.

TERMS OF THE EXCHANGE OFFER

         This prospectus and the accompanying letter of transmittal together constitute the exchange offer. Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange outstanding capital securities which are properly tendered on or before the expiration date and are not withdrawn as permitted below. The expiration date for this exchange offer is 5:00 p.m., New York City time, on May 15, 2000, or such later date and time to which we, in our sole discretion, extend the exchange offer.

         The form and terms of the new securities being issued in the exchange offer are the same as the form and terms of the old securities, except that:

         - the new securities being issued in the exchange offer will have been registered under the Securities Act;
         - the new securities being issued in the exchange offer will not bear the restrictive legends restricting their transfer under the Securities Act; and
         - the new securities being issued in the exchange offer will not contain the registration rights and liquidated damages provisions contained in the old securities.

         Outstanding capital securities being tendered in the exchange offer must be in denominations of the principal amount of $1,000 and integral multiples of that amount.

         We expressly reserve the right, in our sole discretion:

         -        to extend the expiration date;
         -        to delay accepting any outstanding capital securities;
         - if any of the conditions set forth below under "--Conditions to the Exchange Offer" have not been satisfied, to terminate the exchange offer and not accept any old securities for exchange; or
         -        to amend the exchange offer in any manner.

     We will give oral or written notice of any extension, delay, non-acceptance, termination or amendment as promptly as practicable by a public announcement, and in the case of an extension, not later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

         During an extension, all outstanding capital securities previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any outstanding capital securities not accepted for exchange for any reason will be returned without cost to the holder that tendered them as promptly as practicable after the expiration or Termination of the exchange offer.

HOW TO TENDER OLD SECURITIES FOR EXCHANGE

         When the holder of old securities tenders, and we accept, old securities for exchange, a binding agreement between us and the tendering holder is created, subject to the terms and conditions set forth in this prospectus and the accompanying letter of transmittal. Except as set forth below, a holder of outstanding capital securities who wishes to tender them for exchange must, on or prior to the expiration date:

         - transmit a properly completed and duly executed letter of transmittal, including all other documents required by that letter of transmittal, to Wilmington Trust Company, the "exchange agent", at the address set forth below under the heading "Exchange Agent"; or

         - if capital securities are tendered pursuant to the book-entry procedures set forth below, the tendering holder must transmit an agent's message to the exchange agent at the address set forth below under the heading "Exchange Agent."

     In addition, either:

         - the exchange agent must receive the certificates for the outstanding capital securities being tendered and the letter of transmittal;

         - the exchange agent must receive, prior to the expiration date, a timely confirmation of the book-entry transfer of the capital securities being tendered into the exchange agent's account at DTC or an agent's message; or

         - the holder must comply with the guaranteed delivery procedures described below.

         The term "agent's message" means a message, transmitted to DTC and received by the exchange agent and forming a part of a book-entry transfer, which states DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against that holder.

         THE METHOD OF DELIVERY OF THE OUTSTANDING CAPITAL SECURITIES, THE LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF THE DELIVERY IS BY MAIL, WE RECOMMEND REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR CAPITAL SECURITIES SHOULD BE SENT DIRECTLY TO US.

         Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old securities surrendered for exchange are tendered:

         - by a holder of the old securities, who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

         -        for the account of an eligible institution.

         An "eligible institution" is a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

         If signatures on a letter of transmittal or notice of withdrawal are required to be guaranteed, the guarantor must be an eligible institution. If old securities are registered in the name of a person other than the signer of the letter of transmittal, the old securities surrendered for exchange must be endorsed by, or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the holder's signature guaranteed by an eligible institution.

         We will determine all questions as to the validity, form, eligibility and acceptance of old securities tendered for exchange in our sole discretion, including questions as to time of receipt. Our determination will be final and binding. We reserve the absolute right to:

         - reject any and all tenders of any old security improperly tendered;
         - refuse to accept any old security if, in our judgment or the judgment of our counsel, acceptance of the old security may be deemed unlawful; and
         - waive any defects or irregularities or conditions of the exchange offer as to any particular old security either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender old securities in the exchange offer.

         Our interpretation of the terms and conditions of the exchange offer as to any particular old securities either before or after the expiration date, including the letter of transmittal and the instructions to it, will be final and binding on all parties. Holders must cure any defects and irregularities in connection with tenders of old securities for exchange within such reasonable period of time as we will determine, unless we waive those defects or irregularities. Neither we, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of old securities for exchange, nor shall any of us incur any liability for failure to give that notification.

         If a person or persons other than the registered holder or holders of the old securities tendered for exchange signs the letter of transmittal, the tendered old securities must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the old securities being tendered.

         If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity sign the letter of transmittal or any old securities or any power of attorney, those persons should so indicate when signing, and you must submit proper evidence satisfactory to us of, such person's authority to so act unless we waive this requirement.

         By tendering, each holder will represent to us that, among other things, the person acquiring new securities in the exchange offer is obtaining them in the ordinary course of its business, whether or not such person is the holder, and that neither the holder nor such other person has any arrangement or understanding with any person to participate in the distribution of the new securities issued in the exchange offer. If any holder or any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of BancFirst Ohio, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of new securities to be acquired in the exchange offer, that holder or any such other person:

         - may not rely on the applicable interpretations of the staff of the SEC; and
         - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

         Each broker-dealer who acquired its old securities as a result of market-making activities or other trading activities and thereafter receives new securities issued for its own account in the exchange offer, must acknowledge that it will deliver a prospectus in connection with any resale of such new securities issued in the exchange offer. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution" for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.

ACCEPTANCE OF OLD SECURITIES FOR EXCHANGE; DELIVERY OF NEW SECURITIES ISSUED IN THE EXCHANGE OFFER

         Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all outstanding old securities properly tendered and will issue new securities registered under the Securities Act. For purposes of the exchange offer, we will be deemed to have accepted properly tendered outstanding old securities for exchange when, as and if we have given oral or written notice to the exchange agent, with written confirmation of any oral notice to be given promptly thereafter. See "--Conditions to the Exchange Offer" for a discussion of the conditions that must be satisfied before we accept any old securities for exchange.

         For each outstanding old security accepted for exchange, the holder will receive a new security registered under the Securities Act having a liquidation amount equal to that of the surrendered old security. Accordingly, registered holders of new securities issued in the exchange offer on the relevant record date for the first distribution date following the completion of the exchange offer will receive a distribution accruing from the most recent date to which a distribution has been paid or, if no distribution has been paid on the outstanding capital securities, from October 18, 1999. Outstanding old securities that we accept for exchange will cease to accrue distributions from and after the date of completion of the exchange offer. Under the registration rights agreement, we may be required to make additional payments in the form of liquidated damages to the holders of the outstanding capital securities under circumstances relating to the timing of the exchange offer.

         In all cases, we will issue new securities in the exchange offer for outstanding old securities that are accepted for exchange only after the exchange agent timely receives:

         - certificates for such old securities or a timely book-entry confirmation of such old securities into the exchange agent's account at DTC;
         - a properly completed and duly executed letter of transmittal or an agent's message; and
         -        all other required documents.

         If for any reason set forth in the terms and conditions of the exchange offer we do not accept any tendered outstanding old securities, or if a holder submits outstanding old securities for a greater liquidation amount than the holder desires to exchange, we will return such unaccepted or non-exchanged old securities without cost to the tendering holder. In the case of old securities tendered by book-entry transfer into the exchange agent's account at DTC, such non-exchanged old securities will be credited to an account maintained with DTC. We will return the old securities or have them credited to the DTC account as promptly as practicable after the expiration or termination of the exchange offer.

BOOK-ENTRY TRANSFERS

         The exchange agent will make a request to establish an account with respect to the outstanding old securities at DTC for purposes of the exchange offer as soon as practicable after the date of this prospectus. Any financial institution that is a participant in DTC's systems must make book-entry delivery of outstanding old securities by causing DTC to transfer such outstanding old securities into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. That participant should transmit its acceptance to DTC on or prior to the expiration date or comply with the guaranteed delivery procedures described below. DTC will verify that acceptance, execute a book-entry transfer of the tendered old securities into the exchange agent's account at DTC and then send to the exchange agent confirmation of that book-entry transfer. The confirmation of the book-entry transfer will include an agent's message confirming that DTC has received an express acknowledgment from the participant that the participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against that participant. Delivery of new securities issued in the exchange offer may be effected through book-entry transfer at DTC. However, the letter of transmittal or a facsimile of it or an agent's message, with any required signature guarantees and any other required documents, must:

         - be transmitted to and received by the exchange agent at the address set forth below under "-- Exchange Agent" on or prior to the expiration date; or
         - comply with the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

         If a holder of outstanding old securities desires to tender them but they are not immediately available, or if the holder cannot deliver the old securities or other required documents to the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

         - the holder tenders the outstanding old securities through an eligible institution;
         - prior to the expiration date, the exchange agent receives from that eligible institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form we have provided, by telegram, telex, facsimile transmission, mail or hand delivery, setting forth the name and address of the holder of the old securities being tendered and the amount of the old securities being tendered. The notice of guaranteed delivery must state that the tender is being made and guarantee that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered old securities, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal or agent's message with any required signature guarantees and any other documents required by the letter of transmittal will be deposited by the eligible institution with the Exchange Agent; and
         - the exchange agent receives the certificates for all physically tendered old securities, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal or agent's message with any required signature guarantees and any other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

WITHDRAWAL RIGHTS

         You may withdraw tenders of your old securities at any time prior to 5:00 p.m., New York City time, on the expiration date.

         For a withdrawal to be effective, you must send a written notice of withdrawal or a properly transmitted agent's message to the exchange agent at one of the addresses set forth below under "-- Exchange Agent." The notice of withdrawal must:

         - specify the name of the person having tendered the old securities to be withdrawn;

         - identify the old securities to be withdrawn, including the liquidation amount of the old securities; and

         - where certificates for old securities are transmitted, specify the name in which the old securities are registered, if different from that of the withdrawing holder.

         If certificates for old securities have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution unless the holder is an eligible institution. If old securities have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old securities and otherwise comply with the procedures of that facility. We will determine all questions as to the validity, form and eligibility of such notices, including questions as to time of receipt, and our determination will be final and binding on all parties. Any tendered old securities so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old securities which have been tendered for exchange but which are not exchanged for any reason will be returned to the tendering holder without cost to that holder. In the case of old securities tendered by book-entry transfer into the exchange agent's account at DTC, the old securities withdrawn will be credited to an account maintained with DTC for the outstanding old securities. The old securities will be returned or credited to the DTC account as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old securities may be re-tendered by following the procedures described under "-- How to Tender Old Securities for Exchange" above at any time on or prior to 5:00 p.m., New York City time, on the expiration date.

CONDITIONS TO THE EXCHANGE OFFER

         We are not required to accept for exchange, or to issue new securities in the exchange offer for, any outstanding old securities. We may terminate or amend the exchange offer, if at any time before the acceptance of outstanding old securities for exchange:

         - any federal law, statute, rule or regulation is adopted or enacted which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;
         - any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939; or
         - there occurs a change in the current interpretation by staff of the SEC which permits the new securities to be issued in the exchange offer to be offered for resale, resold and otherwise transferred by the holders of the new securities, other than broker-dealers and any holder which is an "affiliate" of BancFirst within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the new securities acquired in the exchange offer are acquired in the ordinary course of that holder's business and that holder has no arrangement or understanding with any person to participate in the distribution of the new securities to be issued in the exchange offer.

         The preceding conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any such condition. We may waive the preceding conditions in whole or in part at any time and from time to time in our sole discretion. If we do so, the exchange offer will remain open for at least three business days following any waiver of the preceding conditions. Our failure at any time to exercise the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which we may assert at any time and from time to time.

THE EXCHANGE AGENT

         Wilmington Trust Company, in its capacity as property trustee, has been appointed as our exchange agent for the exchange offer. All executed letters of transmittal should be directed to our exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

         BY HAND, OVERNIGHT DELIVERY, REGISTERED OR CERTIFIED MAIL TO:

         Wilmington Trust Company, as Exchange Agent
         Rodney Square North
         1100 North Market Street
         Wilmington, Delaware  19890
         Attention:  Corporate Trust Administration - BFOH
         Capital Trust I Exchange Offer

         CONFIRM BY TELEPHONE: (302) 651-1000

         BY FACSIMILE (for eligible institutions only):  (302) 651-8882

         DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THE LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

FEES AND EXPENSES

         We will not make any payment to brokers, dealers, or others soliciting acceptance of the exchange offer except for reimbursement of mailing expenses.

         The estimated cash expenses to be incurred in connection with the exchange offer will be paid by us and are estimated in the aggregate to be approximately $50,000.

TRANSFER TAXES

         Holders who tender their outstanding old securities for exchange will not be obligated to pay any transfer taxes in connection with the exchange. If, however, new securities issued in the exchange offer are to be delivered to, or are to be issued in the name of, any person other than the holder of the old securities tendered, or if a transfer tax is imposed for any reason other than the exchange of the old securities in connection with the exchange offer, then the holder must pay any such transfer taxes, whether imposed on the registered holder or on any other person. If satisfactory evidence of payment of, or exemption from, those taxes is not submitted with the letter of transmittal, the amount of those transfer taxes will be billed directly to the tendering holder.

CONSEQUENCES OF FAILURE OF EXCHANGE OUTSTANDING SECURITIES

         Holders who desire to tender their outstanding old securities in exchange for new securities registered under the Securities Act should allow sufficient time to ensure timely delivery. Neither the exchange agent nor BancFirst Ohio nor the Trust is under any duty to give notification of defects or irregularities with respect to the tenders of securities for exchange.

         Outstanding old securities that are not tendered or are tendered but not accepted will, following the completion of the exchange offer, continue to be subject to the provisions in the indenture regarding the transfer and exchange of the outstanding old securities and the existing restrictions on transfer set forth in the legend on the outstanding old securities and in the offering memorandum dated October 13, 1999, relating to the outstanding old securities. Except in limited circumstances with respect to specific types of holders of outstanding old securities, we will have no further obligation to provide for the registration under the Securities Act of such outstanding old securities. In general, outstanding old securities, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

         We do not currently anticipate that we will take any action to register the outstanding old securities under the Securities Act or under any state securities laws. Upon completion of the exchange offer, holders of the outstanding old securities will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances.

         Holders of the new securities of either series issued in the exchange offer and any outstanding old securities of that series which remain outstanding after completion of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the trust agreement.

CONSEQUENCES OF EXCHANGING OUTSTANDING SECURITIES

         Based on interpretations of the staff of the SEC, as set forth in no-action letters to third parties, we believe that the new securities issued in the exchange offer may be offered for resale, resold or otherwise transferred by holders of those new securities, other than by any holder which is an "affiliate" of BancFirst Ohio within the meaning of Rule 405 under the Securities Act. Those new securities may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

         - those new securities issued in the exchange offer are acquired in the ordinary course of the holder's business; and

         - the holder, other than a broker-dealer, has no arrangement or understanding with any person to participate in the distribution of the new securities to be issued in the exchange offer.

         However, the SEC has not considered our exchange offer in the context of a no-action letter and we cannot guarantee that the staff of the SEC would make a similar determination with respect to our exchange offer as in such other circumstances.

Each holder, other than a broker-dealer, must furnish a written representation, at our request, that:

         - it is acquiring the new securities issued in the exchange offer in the ordinary course of its business;
         - it is not engaged in, and does not intend to engage in, a distribution of the new securities issued in the exchange offer and has no arrangement or understanding to participate in a distribution of new securities issued in the exchange offer;
         - it is not a broker-dealer that acquired old securities directly from BancFirst Ohio or the Trust;
         -        it is not an affiliate of BancFirst Ohio; and
         - it is not acting on behalf of any person who could not truthfully make the foregoing representations.

         Each broker-dealer that receives new securities issued in the exchange offer for its own account in exchange for outstanding old securities must acknowledge that the old securities were acquired by that broker-dealer as a result of market-making or other trading activities and that it will deliver a prospectus in connection with any resale of those new securities issued in the exchange offer . See "Plan of Distribution" for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.

         In addition, to comply with the state securities laws of certain jurisdictions, the new securities issued in the exchange offer may not be offered or sold in any state unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and complied with by the holders selling the new securities. We have agreed in the registration rights agreement that, prior to any public offering of transfer restricted securities, we will register or qualify the transfer restricted securities for offer or sale under the securities laws of any jurisdiction requested by a holder, provided that we are not required to qualify as a foreign corporation or as a dealer in securities in any jurisdiction where we would not otherwise be required to qualify, or to take any action that would subject us to taxation or to general service of process in any jurisdiction where we are not then so subject to taxation or service of process. Unless a holder requests, we currently do not intend to register or qualify the sale of the new securities issued in the exchange offer in any state where an exemption from registration or qualification is required and not available. "Transfer restricted securities" means each outstanding old security until:

         - the date on which that old security has been exchanged by a person other than a broker- dealer for a new security in the exchange offer;
         - following the exchange by a broker-dealer in the exchange offer of the outstanding old security for a new security issued in the exchange offer, the date on which the new security issued in the exchange offer is sold to a purchaser who receives from that broker-dealer on or prior to the date of the sale a copy of this prospectus;
         - the date on which that old security has been effectively registered under the Securities Act and disposed of in accordance with a shelf registration statement that we file in accordance with the registration rights agreement; or
         - the date on which that old security is distributed to the public in a transaction under Rule 144 of the Securities Act.

                        DESCRIPTION OF CAPITAL SECURITIES

         This summary describes the material provisions of the capital securities. It is not complete and is subject to, and qualified by, the trust agreement, including the definitions used in the trust agreement, and the Trust Indenture Act of 1939. We have incorporated the definitions used in the trust agreement in this prospectus. You can receive a complete copy of the form of trust agreement by requesting a copy from BancFirst Ohio.

GENERAL

         The terms of the new capital securities are the same as the old capital securities, except as described in this prospectus. The descriptions in this section describe the new capital securities and the old capital securities unless we have stated otherwise.

         The capital securities represent beneficial interests in the Trust. As a holder of capital securities, you are entitled to a preference over the common securities in certain circumstances with respect to distributions and amounts payable on redemption of the capital securities or liquidation of the Trust, as described under " -- Subordination of Common Securities." The trust agreement is not qualified under the Trust Indenture Act of 1939, as amended, except upon effectiveness of the exchange offer registration statement or the shelf registration statement. By its terms, however, the trust agreement incorporates certain provisions of the Trust Indenture Act, and, upon consummation of the exchange offer or effectiveness of the shelf registration statement, the trust agreement will be subject to and governed by the Trust Indenture Act.

         The capital securities are limited to $20.0 million aggregate liquidation amount at any one time outstanding, including any exchange capital securities that may be issued from time to time in exchange for the capital securities, as described under "Exchange Offer; Registration Rights." The capital securities rank equal to, and payments will be made on a pro rata basis with, the common securities, except as described under " -- Subordination of Common Securities." The property trustee has legal title to the junior subordinated debentures and holds them in trust for the benefit of you and the other holders of the capital securities. Our guarantee for the benefit of the holders of the capital securities is a guarantee on a subordinated basis with respect to the capital securities, but will not guarantee payment of distributions or amounts payable on redemption or liquidation of the capital securities when the Trust does not have funds legally available for such payments. You should read "Description of Guarantee" for more information about our guarantee.

DISTRIBUTIONS

         Distributions on the capital securities will be cumulative, and will accumulate from October 18, 1999. Distributions will be made at the annual rate of 9.875% of the stated liquidation amount, payable semi-annually in arrears on the distribution dates, which are April 15 and October 15 of each year, commencing April 15, 2000, to the holders of the capital securities on the relevant record dates. The record dates will be the 1st day of the month in which the relevant payment occurs. For a description of the circumstances under which additional amounts may be paid on the capital securities, you should read "Exchange Offer; Registration Rights." The amount of distributions payable for any distribution period will be based on a 360-day year of twelve 30-day months.

  If any distribution date would otherwise fall on a day that is not a business day, the distribution date will be postponed to the next day that is a business day without any additional payments for the delay, unless the distribution would fall in the next calendar year, in which case the distribution date will be the last business day of the calendar year. A business day means any day other than a Saturday or a Sunday, or a day on which banking institutions in New York, New York or Wilmington, Delaware are authorized or required by law or executive order to remain closed.

         The Trust's revenue available for distribution to holders of the capital securities will be limited to our payments to the Trust under our junior subordinated debentures. For more information, please refer to "Description of Junior Subordinated Debentures - General." If we do not make interest payments on the junior subordinated debentures, the property trustee will not have funds available to pay distributions on the capital securities and on the common securities. We have irrevocably guaranteed the payment of distributions if and to the extent that the Trust has funds legally available to pay the distributions. You should read " -- Description of Guarantee" for more information about the extent of our guarantee.

OPTION TO DEFER INTEREST PAYMENTS

         As long as no event of default exists, we have the right under the indenture to elect to defer the payment of interest on the junior subordinated debentures, at any time or from time to time, for no more that 10 consecutive semi-annual periods with respect to each deferral period, provided that no deferral period will end on a date other than an interest payment date, or extend beyond October 15, 2029, the stated maturity date of the junior subordinated debentures. If we defer payments, the Trust will defer semi-annual distributions on the capital securities during the deferral period. During any deferral period, distributions will continue to accrue on the capital securities and on any accrued and unpaid distributions, compounded semi-annually from the relevant distribution date at the applicable distribution rate, which will be equal to the applicable interest rate on the junior subordinated debentures. The term distributions includes any accumulated additional distributions.

         Before the end of any deferral period, we may extend the deferral period, as long as the extension does not cause the deferral period to exceed 10 consecutive semi-annual periods, or, to end on a date other than an interest payment date or extend beyond October 15, 2029. At the end of any deferral period and upon the payment of all amounts then due on any interest payment date, we may elect to begin a new deferral period, subject to the above requirements. No interest shall be due and payable during a deferral period until the deferral period ends. We must give the property trustee, the administrative trustees and the debenture trustee notice of our election to defer interest payments, or to extend a deferral period at least five business days before the earlier of:

         - the date the distributions on the capital securities would have been payable, except for the election to begin a deferral period; and
         - the date the administrative trustees are required to give notice to any securities exchange or automated quotation system or to holders of the capital securities of the record date or the date such distributions are payable, but in any event not less than five business days prior to such record date.

         There is no limitation on the number of times that we may elect to begin a deferral period. Please refer to "Description of Junior Subordinated Debentures -- Option to Extend Interest Payment Date" and "Certain Federal Income Tax Consequences -- Original Issue Discount."

During any deferral period, we may not:

         - declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our common stock;
         - make any payment of principal of, or interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank equal or junior to the junior subordinated debentures; or
         - make any guarantee payments with respect to any guarantee of the debt securities of any subsidiary if such guarantee ranks equal or junior to the junior subordinated debentures.

         Notwithstanding the foregoing, during a deferral period we may make the following payments:

         - dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, our common stock;
         - any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of common stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;
         -        payments under the guarantee;
         - as a result of a reclassification of our common stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock;
         - the purchase of fractional interests in shares of our common stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and
         - purchases of common stock related to the issuance of common stock or rights under any of our benefit plans for our directors, officers or employees or any of our dividend reinvestment plans.

         We do not currently intend to exercise our right to defer payments of interest on the junior subordinated debentures. Our obligations under the guarantee to make payments of distributions is limited to the extent that the Trust has funds legally available to pay distributions. You should read "Description of Guarantee" for more information about the extent of our guarantee.

REDEMPTION

         Upon repayment on October 15, 2029 or prepayment, in whole or in part prior to October 15, 2029, of the junior subordinated debentures (other than following the distribution of the junior subordinated debentures to you as a holder of the Trust's capital securities and us, as the holder of the Trust's common securities), the property trustee will apply the proceeds from the repayment or prepayment of the junior subordinated debentures (as long as the property trustee has received written notice no later than 45 days before the repayment) to redeem at the applicable redemption price (which may include a premium) an amount of capital securities having an aggregate liquidation amount equal to the principal amount of the junior subordinated debentures paid to the Trust. We will give notice of any redemption between 30 to 60 days prior to the redemption date.

         If we prepay less than all of the junior subordinated debentures on a redemption date, then the property trustee will allocate the proceeds of the prepayment on a pro rata basis among the capital securities and the common securities. If a court of competent jurisdiction enters an order to dissolve the Trust, the junior subordinated debentures will be subject to optional prepayment in whole, but not in part, on or after October 15, 2009.

We will have the right to prepay the junior subordinated debentures:

         -        in whole or in part, on or after October 15, 2009; and

         - in whole but not in part, at any time, if there are changes in the bank regulatory, investment company or tax laws that would adversely affect the status of the Trust, the capital securities or the junior subordinated debentures.

         We may have to obtain regulatory approval, including the approval of the Federal Reserve Board before we redeem any junior subordinated debentures. Please refer to "Description of Subordinated Debentures -- Optional Prepayment" and " -- Special Event Prepayment" for information on prepayment of the junior subordinated debentures.

LIQUIDATION OF THE TRUST AND DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

         We will have the right at any time to dissolve the Trust and, after satisfying the liabilities owed to the Trust's creditors, as required by applicable law, we will have the right to distribute the junior subordinated debentures to the holders of the capital securities and to us as holder of the common securities. Our right to dissolve the Trust is subject to our receiving:

         - an opinion of counsel to the effect that if we distribute the junior subordinated debentures, the holders of the capital securities will not experience a taxable event; and
         -        any required regulatory approval.

         The Trust will automatically dissolve if:

         -        certain bankruptcy events occur, or we dissolve or liquidate;
         - we distribute junior subordinated debentures having a principal amount equal to the liquidation amount of the capital securities to holders of the capital securities and we, as sponsor, have given written directions to the property trustee to dissolve the Trust (which direction is at our option and, except as described above, wholly within our discretion, as sponsor);
         - the Trust redeems all of the capital securities as described under " -- Redemption;" the Trust's term expires; or
         - a court of competent jurisdiction enters an order for the dissolution of the Trust.

         If the Trust is dissolved for any of the above reasons, except for a redemption of all capital securities, it will be liquidated by the trustees as quickly as the trustees determine to be possible by distributing to holders of the capital securities, after satisfying the liabilities owed to the Trust's creditors, as provided by applicable law, junior subordinated debentures having a principal amount equal to the liquidation amount of the capital securities, unless the property trustee determines that this distribution is not practicable. If the property trustee determines that this distribution is not practicable, the holders of the capital securities will be entitled to receive an amount equal to the aggregate of the liquidation amount plus accumulated and unpaid distributions on the capital securities to the date of payment (such amount being the "liquidation distribution") out of the assets of the Trust legally available for distribution to holders, after satisfying the liabilities owed to the Trust's creditors as provided by applicable law. If the liquidation distribution can be paid only in part because the Trust has insufficient assets legally available to pay the full amount of the liquidation distribution, or if a debenture event of default exists, the capital securities will have a priority over the common securities. For more information, please refer to " -- Subordination of Common Securities."

         After the liquidation date is fixed for any distribution of junior subordinated debentures to holders of the capital securities:

         - the capital securities will no longer be deemed to be outstanding;
         - DTC or its nominee will receive in respect of each registered global certificate representing capital securities a registered global certificate representing the junior subordinated debentures to be delivered upon this distribution; and
         - any certificates representing capital securities not held by DTC or its nominee will be deemed to represent junior subordinated debentures having a principal amount equal to the liquidation amount of those capital securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on those capital securities until such certificates are presented to the administrative trustees or their agent for cancellation, in which case we will issue to those holders, and the debenture trustee will authenticate, a certificate representing the junior subordinated debentures.

         We cannot assure you of the market prices for the capital securities, or the junior subordinated debentures that may be distributed to you in exchange for the capital securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the capital securities that you purchased or received in the exchange offer, or the junior subordinated debentures that you may receive upon a dissolution and liquidation of the Trust, may trade at a discount to the price that you paid to purchase the capital securities offered by this prospectus.

If we elect not to prepay the junior subordinated debentures prior to maturity and either elect not to or we are unable to liquidate the Trust and distribute the junior subordinated debentures to holders of the capital securities, the capital securities will remain outstanding until the repayment of the junior subordinated debentures on October 15, 2029.

REDEMPTION PROCEDURES

         If we redeem the junior subordinated debentures, the Trust will redeem capital securities at the applicable redemption price with the proceeds that it receives from our redemption of the junior subordinated debentures. Any redemption of capital securities will be made and the applicable redemption price will be payable on the redemption date only to the extent that the Trust has funds legally available to pay the applicable redemption price. For more information, you should refer to " -- Subordination of Common Securities."

         If the Trust gives a notice of redemption for the capital securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds legally are available, with respect to:

         - the capital securities held by DTC or its nominees, the property trustee will deposit, or cause the paying agent to deposit, irrevocably with DTC funds sufficient to pay the applicable redemption price. For more information, you should refer to " - Form, Denomination, Book--Entry Procedures and Transfers."
         - the capital securities held in certificated form, the property trustee will irrevocably deposit with the paying agent funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the applicable redemption price to the holders upon surrender of their certificates evidencing the capital securities. For more information, you should refer to " -- Payment and Paying Agency."

         The paying agent will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and us.

         Notwithstanding the foregoing, distributions payable on or before the redemption date will be payable to the holders of the capital securities on the relevant record dates for the related distribution dates. If the Trust gives a notice of redemption and funds are deposited as required, then upon the date of the deposit, all rights of the holders of the capital securities called for redemption will cease, except the right of the holders of the capital securities to receive the applicable redemption price, without interest, and the capital securities called to be redeemed will cease to be outstanding.

         If any redemption date for the capital securities is not a business day, then the applicable redemption price, without interest or any other payment in respect of the delay, will be paid on the next business day, except that, if the next business day falls in the next calendar year, the payment shall be made on the last business day of the calendar year. If payment of the applicable redemption price is improperly withheld or refused and not paid either by the Trust or by us pursuant to the guarantee:

         - distributions on the capital securities will continue to accumulate at the rate of 9.875% per year, from the redemption date originally established by the Trust to the date such applicable redemption price is actually paid; and
         - the actual payment date will be the redemption date for purposes of calculating the applicable redemption price.

         Notice of any redemption will be mailed between 30 and 60 days before the redemption date to each holder of capital securities at its registered address. Unless we default in payment of the applicable redemption price on, or in the repayment of, the junior subordinated debentures, on and after the redemption date, distributions will cease to accrue on the capital securities called for redemption.

         Subject to applicable law, including, without limitation, U.S. federal securities laws, we or our subsidiaries may at any time, and from time to time, purchase outstanding capital securities in the open market or by private agreement.

SUBORDINATION OF COMMON SECURITIES

         Payment of distributions on, and the redemption price of, the capital securities and the common securities, as applicable, will generally be made on a pro rata basis. However, if a debenture event of default exists on any distribution or redemption date, no payment of any distribution on, or applicable redemption price of, any of the common securities, and no other payment on account of the redemption, liquidation or other acquisition of the common securities, will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding capital securities for all distribution periods terminating on or before the distribution or redemption date, or payment of the applicable redemption price is made in full. All funds available to the property trustee will first be applied to the payment in full in cash of all distributions on, or redemption price of, the capital securities then due and payable.

         In the case of any event of default, we, as holder of all of the common securities, will be deemed to have waived any right to act with respect to the event of default until the effect of the event of default has been cured, waived or otherwise eliminated. Until any event of default has been cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the capital securities and not on our behalf, and only the holders of the capital securities will have the right to direct the property trustee to act on their behalf.

EVENTS OF DEFAULT; NOTICE

         An event of default under the indenture constitutes an event of default under the trust agreement. See "Description of Junior Subordinated Debentures -- Debenture Events of Default."

         The trust agreement provides that within ten (10) business days after a responsible officer of the property trustee has actual knowledge of the occurrence of any event of default, the property trustee will give notice of the event of default to the holders of the capital securities, the administrative trustees and to us, as sponsor, unless the event of default has been cured or waived. We, as sponsor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether we and the administrative trustees have complied with the applicable conditions and covenants of the trust agreement.

         If a debenture event of default exists, the capital securities will have a preference over the common securities as described under " -- Liquidation of the Trust and Distribution of Junior Subordinated Debentures" and " -- Subordination of Common Securities." An event of default does not entitle the holders of capital securities to accelerate the maturity date of the capital securities.

REMOVAL OF ISSUER TRUSTEES

         Unless a debenture event of default exists, we may remove the property trustee and the Delaware trustee at any time. If a debenture event of default exists, the property trustee and the Delaware trustee may be removed only by the holders of a majority in liquidation amount of the outstanding capital securities. In no event will the holders of the capital securities have the right to vote to appoint, remove or replace the administrative trustees, because these voting rights are vested exclusively in us as the holder of all of the common securities. No resignation or removal of the property trustee or the Delaware trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the trust agreement.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

         If an issuer trustee that is not a natural person is merged, converted or consolidated into another entity, or such issuer trustee is a party to a merger, conversion or consolidation which results in a new entity, or an entity succeeds to all or substantially all of the corporate trust business of such issuer trustee, the new entity shall be the successor of such issuer trustee under the trust agreement, provided that the entity is otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

         The Trust may not merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease substantially all of its properties and assets to any corporation or other entity, except as described below or as otherwise described under " -- Liquidation of the Trust and Distribution of Junior Subordinated Debentures." The Trust may, at our request, as sponsor, and with the consent of the administrative trustees but without the consent of the holders of the capital securities, merge with or into, consolidate, amalgamate or be replaced by or convey, transfer or lease substantially all of its properties and assets to a trust organized as such under the laws of any state; provided, that:

         -        the successor either:

                  (a) expressly assumes all of the obligations of the Trust with respect to the capital securities; or

                  (b) substitutes securities for the capital securities that have substantially the same terms as the capital securities so long as the substitute securities rank equal to same as the capital securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

         - we appoint a trustee of the successor possessing the same powers and duties as the property trustee with respect to the junior subordinated debentures;
         - the substitute securities are listed, or any substitute securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the capital securities are then listed or quoted, if any;
         - if the capital securities, substitute securities or junior subordinated debentures are rated by any nationally recognized statistical rating organization prior to such transaction, the transaction does not cause any of those securities to be downgraded by the rating organization;
         - the transaction does not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any successor securities) in any material respect;
         - the successor has a purpose substantially identical to that of the Trust;
         - prior to the transaction, we received an opinion from independent counsel to the Trust experienced in such matters to the effect that:
                  (a) the transaction does not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any successor securities) in any material respect (other than any dilution of such holders' interests in the new entity);

                  (b) following the transaction, neither the Trust nor the successor will be required to register as an investment company under the Investment Company Act;

                  (c)  continue to be classified as a grantor trust; and

         - we, or any permitted successor or assignee owns all of the common securities of the successor and guarantees the obligations of the successor under the substituted securities at least to the extent provided by the guarantee and the common securities guarantee.

         Notwithstanding the foregoing, the Trust may not, except with the consent of holders of 100% in liquidation amount of the capital securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if the transaction would cause the Trust or the successor not to be classified as a grantor trust.

VOTING RIGHTS; AMENDMENT OF THE TRUST AGREEMENT

         Except as provided below and under " -- Mergers, Consolidations, Amalgamations or Replacements of the Trust" and "Description of Guarantee -- Amendments and Assignment" and as otherwise required by law and the trust agreement, the holders of the capital securities will have no voting rights.

         We, together with the property trustee and the administrative trustees, may amend the trust agreement from time to time, without the consent of the holders of the capital securities:

         (1) to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which are not inconsistent with the other provisions of the trust agreement; or

          (2) to modify, eliminate or add to any provisions of the trust agreement as is necessary to ensure that at all times that any capital securities are outstanding, the Trust will not be classified as an association taxable as a corporation or to enable the Trust to qualify as a grantor trust, in each case for U.S. federal income tax purposes, or to ensure that the Trust will not be required to register as an investment company under the Investment Company Act;

         (3) to modify, eliminate or add any provisions of the trust agreement as is necessary to enable us or the Trust to conduct an exchange offer in the manner contemplated by the registration rights agreement;

provided, however, that in the case of clause (1) and (3) the amendment would not adversely affect in any material respect the interests of the holders of the capital securities. Any amendments of the trust agreement pursuant to the foregoing shall become effective when notice of the amendment is given to the holders of the capital securities.

We, together with the trustees, may amend the trust agreement:

         - with the consent of holders representing a majority (based upon liquidation amount) of the outstanding capital securities; and
         - upon receipt by the trustees of an opinion of counsel experienced in such matters to the effect that the amendment or the exercise of any power granted to the trustees in accordance with the amendment will not affect the Trust's classification as an entity that is not taxable as a corporation or as being a grantor trust for U.S. federal income tax purposes or the Trust's exemption from status as an investment company under the Investment Company Act;

provided that, without the consent of each holder of capital securities, no amendment may change the amount or timing of any distribution on the capital securities or otherwise adversely affect the amount of any distribution required to be made in respect of the capital securities as of a specified date; or restrict the right of a holder of capital securities to sue for the enforcement of any payment on or after the specified date.

         So long as the property trustee holds any junior subordinated debentures, the trustees may not:

         - direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or execute any trust or power conferred on the debenture trustee with respect to the junior subordinated debentures;
         -        waive certain past defaults under the indenture;
         - exercise any right to rescind or annul a declaration accelerating the maturity of the principal of the junior subordinated debentures; or
         - consent to any amendment, modification or termination of the indenture or the junior subordinated debentures, where such consent shall be required,

without, in each case, obtaining the prior consent of the holders of a majority in liquidation amount of all outstanding capital securities; provided, however, that where a consent under the indenture would require the consent of each holder of junior subordinated debentures affected by the amendment, modification or termination, the property trustee will not give consent without the prior approval of each holder of the capital securities.

         The trustees will not revoke any action previously authorized or approved by a vote of the holders of the capital securities, except by subsequent vote of such holders. The property trustee shall notify each holder of capital securities of any notice of default it receives with respect to the junior subordinated debentures. In addition to obtaining the approvals of the holders of the capital securities, prior to taking any of the foregoing actions, the trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for U.S. federal income tax purposes on account of such action.


         Any required approval of holders of capital securities may be given at a meeting of the holders convened for the purpose of approving the matter or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of capital securities are entitled to vote, or of any matter upon which action by written consent of such holders has been taken, to be given to each holder of record of capital securities in accordance with the trust agreement.

         No vote or consent of the holders of capital securities will be required for the Trust to redeem and cancel the capital securities in accordance with the trust agreement.

         Notwithstanding that holders of the capital securities are entitled to vote or consent under any of the circumstances described above, any of the capital securities that are owned by us, the trustees or any of our or any trustee's affiliates, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

PAYMENT AND PAYING AGENCY

         The Trust will make payments on the capital securities that are held in global form to DTC, which will credit the relevant accounts at DTC on the applicable distribution dates. The Trust will make payments on the capital securities that are not held by DTC by mailing a check to the address of the holder entitled to the payment as the holder's address appears on the register. The paying agent will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and us. The paying agent will be permitted to resign as paying agent upon 30 days' notice to the property trustee, the administrative trustees and us. In the event that the property trustee is no longer the paying agent, the administrative trustees will appoint a successor (which must be a bank or trust company acceptable to the administrative trustees and us) to act as paying agent.

RESTRICTIONS ON TRANSFER

         The original capital securities were issued, and may be transferred, only in blocks having a liquidation amount of not less than $100,000 (100 capital securities) and multiples of $1,000 in excess thereof. Any attempted sale, transfer or other disposition of capital securities in a block having a liquidation amount of less than $100,000 will be deemed to be void and of no legal effect whatsoever. Any such purported transferee will be deemed not to be the holder of such capital securities for any purpose, including but not limited to the receipt of distributions on such capital securities, and such purported transferee will be deemed to have no interest whatsoever in such capital securities.

REGISTRAR AND TRANSFER AGENT

         The property trustee will act as registrar and transfer agent for the capital securities.

         The Trust will register transfers of the capital securities without charge, except for any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to have the transfer of the capital securities registered after they have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

         Except if an event of default exists, the property trustee will undertake to perform only the duties specifically set forth in the trust agreement. After an event of default, the property trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is not obligated to exercise any of the powers vested in it by the trust agreement at the request of any holder of capital securities, unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur. If no event of default exists and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one on which holders of the capital securities or the common securities are entitled under the trust agreement to vote, then the property trustee shall take such action as directed by us and, if not directed, shall take such action as it deems advisable and in the best interests of the holders of the capital securities and will have no liability, except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

         The administrative trustees are authorized and directed to conduct the affairs of and to operate the Trust so that:

         - the Trust will not be deemed to be an investment company required to be registered under the Investment Company Act;
         -        the Trust will be classified as a grantor trust for U.S.
                  federal income tax purposes; and
         - the junior subordinated debentures will be treated as our indebtedness for U.S. federal income tax purposes.

         We, together with the administrative trustees, are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the trust agreement, that we and the administrative trustees determine in our discretion is necessary or desirable, as long as it does not materially adversely affect the interests of the holders of the capital securities.

         The trust agreement provides that holders of the capital securities have no preemptive or similar rights to subscribe for any additional capital securities and the issuance of capital securities is not subject to preemptive rights.

         The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

GOVERNING LAW

         The trust agreement and capital securities will be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of law principles.

                  DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

         This summary describes the material provisions of the junior subordinated debentures. It is not complete and is subject to, and qualified in its entirety by, the indenture. The indenture will not be qualified under the Trust Indenture Act, except upon effectiveness of the exchange offer registration statement or the shelf registration statement. However, by its terms, the indenture will incorporate by reference certain provisions of the Trust Indenture Act and upon consummation of the exchange offer or effectiveness of the shelf registration statement, the indenture will be governed by and subject to the Trust Indenture Act. We have incorporated the definitions used in the indenture in this prospectus. You can obtain a copy of the indenture by requesting it from BancFirst Ohio. Wilmington Trust Company will act as debenture trustee under the indenture.

GENERAL

         The Trust has invested the proceeds from the sale of the original capital securities in the junior subordinated debentures issued by BancFirst Ohio. The junior subordinated debentures bear interest at the annual rate of 9.875% of the principal amount of the junior subordinated debentures, payable semi- annually in arrears on interest payment dates of April 15 and October 15 of each year and at maturity to the person in whose name each junior subordinated debenture is registered at the close of business on the relevant record date. The first interest payment date for the junior subordinated debentures will be April 15, 2000. The period beginning on October 18, 1999 and ending on but excluding April 15, 2000 and each period beginning on and including an interest payment date and ending on but excluding the next interest payment date is an interest period.

         We anticipate that, until the liquidation, if any, of the Trust, each junior subordinated debenture will be held by the property trustee in trust for the benefit of the holders of the capital securities. The amount of interest payable for any interest period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any interest payment date would otherwise fall on a day that is not a business day, the interest payment date will be postponed to the next business day (without any interest or other payment due to the delay), unless it would fall in the next calendar year, in which case the interest payment date shall be the last business day of the calendar year.

         Accrued interest that is not paid on the applicable interest payment date will bear additional interest (to the extent permitted by law) at the rate of 9.875% per year, compounded semi-annually from the relevant interest payment date. The term "interest" as used in this prospectus includes semi-annual interest payments and interest on semi-annual interest payments not paid on the applicable interest payment date.

         Notwithstanding anything to the contrary above, if the maturity date falls on a day that is not a business day, the payment of principal and interest will be paid on the next business day, with the same force and effect as if made on the maturity date, and no interest on such payments will accrue from and after the maturity date.

         The junior subordinated debentures were issued as a series of junior subordinated deferrable interest debentures under the indenture.

         The junior subordinated debentures will mature on October 15, 2029.

         The junior subordinated debentures rank equal to all of our other subordinated debentures which have been or may be issued to other trusts established by us, in each case similar to the Trust, and are unsecured and rank subordinate and junior to all indebtedness for money that we borrow to the extent and in the manner set forth in the indenture. See "-- Subordination."

         We are a bank holding company regulated by the Federal Reserve Board, and substantially all of our operating assets are owned by First National. We are a legal entity separate and distinct from our subsidiaries. Holders of junior subordinated debentures should look only to us for payments on the junior subordinated debentures. The principal sources of our income are dividends, interest and fees from First National. We rely primarily on dividends from First National to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Dividend payments from First National are subject to regulatory limitations, generally based on current and retained earnings, imposed by the various regulatory agencies with authority over First National. Under the Federal Deposit Insurance Act, an insured depositary institution such as First National is prohibited from making capital distributions, including the payment of dividends, if, after making such distribution, the institution would become "undercapitalized" (as such term is used in the statute). Based on First National's current financial condition, we do not expect that this provision will have any impact on our ability to obtain dividends from First National. At December 31, 1999, approximately $2.0 million of retained earnings of First National were available for dividend declaration without prior regulatory approval.

         Payment of dividends by First National is also subject to First National's profitability, financial condition and capital expenditures and other cash flow requirements. The Federal Reserve Board has stated that, as a matter of prudent banking, a bank or bank holding company should not maintain its existing rate of cash dividends on common stock unless:

         - the organization's net income available to common shareholders over the past year has been sufficient to fund fully the dividends, and
         - the prospective rate of earnings retention appears consistent with the organization's capital needs, asset quality, and overall financial condition.

We cannot assure you that First National will be able to pay dividends at past levels, or at all, in the future.

         In addition to restrictions on the payment of dividends, First National is subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, us and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent us and such other affiliates from borrowing from First National unless the loans are secured by various types of collateral. Furthermore, such secured loans, other transactions and investments by First National are generally limited in amount as to us and as to each of such other affiliates to 10% of the First National's capital and surplus and as to us and all of such other affiliates to an aggregate of 20% of the First National's capital and surplus. As of September 30, 1999, approximately $8.4 million of credit was available to us under this limitation, if adequate collateral would have been available to secure such borrowings.

         Because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the capital securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary (including depositors, in the case of First National), except to the extent that we may be recognized as a creditor of that subsidiary. At December 31, 1999, our subsidiaries had total liabilities, including deposits, of $1.2 billion. Accordingly, the junior subordinated debentures are effectively subordinated to all existing and future liabilities of our subsidiaries (including First National's deposit liabilities) and all liabilities of any of our future subsidiaries. The indenture does not limit the incurrence or issuance of other secured or unsecured debt by us or any subsidiary, including senior indebtedness. See " -- Subordination."

FORM, REGISTRATION AND TRANSFER

         If the junior subordinated debentures are distributed to the holders of the capital securities, the junior subordinated debentures may be represented by one or more global certificates registered in the name of Cede & Co., as the nominee of DTC. The depositary arrangements for such junior subordinated debentures are expected to be substantially similar to those in effect for the capital securities.

PAYMENT AND PAYING AGENTS

         Payment of principal of (and premium, if any) and interest on the junior subordinated debentures will be made at the office of the debenture trustee in Wilmington, Delaware or at the office of such paying agent or paying agents as we may designate from time to time, except that, at our option, payment of any interest may be made, except in the case of junior subordinated debentures in global form:

         - by check mailed to the address of the person or entity entitled to the interest payment as such address shall appear in the register for the junior subordinated debentures; or
         - by transfer to an account maintained by the person or entity entitled to the interest payment as specified in the register, provided that proper transfer instructions have been received by the relevant record date.

         Payment of any interest on any junior subordinated debenture will be made to the person or entity in whose name the junior subordinated debenture is registered at the close of business on the record date for the interest payment date, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent; however we will always be required to maintain a paying agent in each place of payment for the junior subordinated debentures.

         Any moneys deposited with the debenture trustee or any paying agent, or then held by us, in trust for the payment of the principal of (or premium, if any) or interest on any junior subordinated debenture and remaining unclaimed for two years after such principal (or premium, if any) or interest has become due and payable shall, at our request, be repaid to us and the holder of the junior subordinated debenture shall thereafter look, as a general unsecured creditor, only to us for payment.

OPTION TO EXTEND INTEREST PAYMENT DATE

         So long as no debenture event of default exists, we will have the right under the indenture to defer the payment of interest on the junior subordinated debentures, at any time and from time to time, for no more than 10 consecutive semi-annual periods for each deferral period, provided that no deferral period shall end on a date other than an interest payment date or extend beyond October 15, 2029. At the end of a deferral period, we must pay all interest then accrued and unpaid (together with interest thereon at the rate of 9.875% per year, compounded semi-annually from the relevant interest payment date, to the extent permitted by applicable law). During a deferral period, interest will continue to accrue, and holders of the capital securities or, if the junior subordinated debentures have been distributed to holders of the capital securities, holders of junior subordinated debentures, will be required to include that deferred interest in gross income for U.S. federal income tax purposes on an accrual method of accounting prescribed by the Code and Treasury regulation provisions on original issue discount prior to the receipt of cash attributable to that income. See "Certain Federal IncomeTax Consequences -- Original Issue Discount."

During any such deferral period, we may not:

         - declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock;
         - make any payment of principal of, or interest or premium, if any, on or repay, repurchase or redeem any of our debt securities that rank equal to or junior to the junior subordinated debentures; or
         - make any guarantee payments with respect to any guarantee by us of the debt securities of any of our subsidiaries (including our guarantee of the capital securities of the Trust and any other guarantees) if such guarantee ranks equal or junior to the junior subordinated debentures other than:
                  - dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, our common stock;
                  - any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any rights pursuant thereto;
                  -        payments under the guarantee;
                  - as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock;
                  - the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and
                  - purchases of our common stock related to the issuance of common stock or rights under any of our benefit plans for our directors, officers or employees or any of our dividend reinvestment plans.

         We do not currently intend to exercise our option to defer payments of interest on the junior subordinated debentures.

         Before the end of any deferral period, we may extend the deferral period, as long as no event of default exists and the extension does not cause the deferral period to exceed 10 consecutive semi-annual periods, to end on a date other than an interest payment date or to extend beyond October 15, 2029. At the end of any deferral period and upon the payment of all then accrued and unpaid interest (together with interest thereon at the rate of 9.875% per year, compounded semi-annually, to the extent permitted by applicable law), we may elect to begin a new deferral period, subject to the requirements set forth herein. No interest will be due and payable during a deferral period until the deferral period ends. We must give the property trustee, the administrative trustees and the debenture trustee notice of our election at least five business days before the earlier of:

         - the date the distributions on the capital securities would have been payable, except for the election to begin or extend such deferral period;
         - the date the administrative trustees are required to give notice to any securities exchange or automated quotation system on which the capital securities are listed or quoted or to holders of capital securities of the record date for such distributions; or
         - the date such distributions are payable, but at least five business days prior to the record date.

         The debenture trustee will notify holders of the capital securities of our election to begin or extend a new deferral period.

         There is no limit on the number of times that we may elect to begin a deferral period.

OPTIONAL PREPAYMENT

         The junior subordinated debentures will be prepayable, in whole or in part, at our option on or after October 15, 2009, subject to our receipt of any required regulatory approval, at an optional prepayment price equal to the percentage of the outstanding principal amount of the junior subordinated debentures specified below, plus, in each case, accrued and unpaid interest on the junior subordinated debentures, if any, to the date of prepayment if redeemed during the 12-month period beginning October 15 of the years indicated below:

YEAR                                                                PERCENTAGE

2009...................................................................104.938%
2010...................................................................104.444%
2011...................................................................103.950%
2012...................................................................103.457%
2013...................................................................102.963%
2014...................................................................102.469%
2015...................................................................101.975%
2016...................................................................101.481%
2017...................................................................100.988%
2018...................................................................100.494%
2019 and thereafter....................................................100.000%

SPECIAL EVENT PREPAYMENT

         If there are changes in the bank regulatory, investment company or tax laws that adversely affect the status of the Trust, the capital securities or the junior subordinated debentures, we may, at our option and at any time, subject to our receipt of any required regulatory approval, prepay the junior subordinated debentures, in whole but not in part, at any time within 90 days of the change in the law, at the special event prepayment price. If we exercise our option to prepay the junior subordinated debentures under these circumstances, then the proceeds of that prepayment must be applied to redeem the capital securities at a prepayment price equal to 100% of the principal amount of the junior subordinated debentures so prepaid, plus, in each case, accrued and unpaid interest on the junior subordinated debentures, if any, to the date of prepayment. See "Description of Capital Securities -- Redemption." The special event prepayment price will be an amount equal to the greater of:

         - 100% of the principal amount of the junior subordinated debentures, or
         - the sum, as determined by a quotation agent of the present values of the remaining scheduled payments of principal and interest on the junior subordinated debentures from the prepayment date to the maturity date, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the adjusted treasury rate, plus, in the case of each of the above scenarios, accrued and unpaid interest and liquidated damages, if any, to the date of prepayment.

         A change in the bank regulatory law means our receipt of an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of:

         - any amendment to, or change (including any announced prospective change) in, any laws or regulations of the United States or any rules, guidelines or policies of an applicable regulatory agency or authority; or
         - any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations,

which amendment or change is effective or which pronouncement or decision is announced on or after the date the capital securities are first issued, the capital securities do not constitute, or within 90 days of the opinion will not constitute, Tier 1 Capital (or its then equivalent if we were subject to such capital requirement).

         A change in the investment company law means the receipt by us and the Trust of an opinion of independent securities counsel experienced in such matters to the effect that, as a result of:

         - any amendment to, or change (including any announced prospective change) in, any laws or regulations of the United States or any rules, guidelines or policies of any applicable regulatory agency or authority; or
         - any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations,

which amendment or change is effective or which pronouncement or decision is announced on or after the date the capital securities are first issued, the Trust is, or within 90 days of the date of the opinion will be, considered an investment company that is required to be registered under the Investment Company Act.

         A change in tax law means the receipt by us and the Trust of an opinion of independent tax counsel experienced in such matters to the effect that, as a result of:

         - any amendment to, or change (including any announced prospective change) in, any laws or regulations of the United States or any political subdivision or taxing authority thereof or therein; or
         - any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations,

which amendment or change is effective or which pronouncement or decision is announced on or after the date the capital securities are first issued, there is more than an insubstantial risk that:

         - the Trust is, or will be within 90 days of the date of such opinion, subject to U.S. federal income tax with respect to any income received or accrued on the junior subordinated debentures;
         - interest payable by us on the junior subordinated debentures is not, or within 90 days of the date of such opinion will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes; or
         - the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         Adjusted treasury rate means, with respect to a prepayment date, the rate per annum equal to:

         - the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designed "H.15 (519)" or any successor publication which is published weekly by the Federal Reserve Board and which established yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the remaining life, as defined below (if no maturity is within three months before or three months after the maturity corresponding to the remaining life, yields for the two published maturities most closely corresponding to the remaining life shall be determined, and the adjusted treasury rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month), or

         - if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity to the comparable treasury issue, calculated using a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such prepayment date, plus: 299 basis points.

         Comparable treasury issue means the United States Treasury security selected by the quotation agent (defined below) giving a maturity comparable to the remaining life of the junior subordinated debentures that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining life. If no United States Treasury security has a maturity which is within a period from three months before to three months after the remaining life, the two most closely corresponding United States Treasury securities, as selected by the quotation agent, shall be used as the comparable treasury issue, and the adjusted treasury rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month, using such securities.

         Comparable treasury price means, with respect to a prepayment date:

         - the average of three reference treasury dealer quotations for such prepayment date, after excluding the highest and lowest such reference treasury dealer quotations, or
         - if the quotation agent obtains fewer than five such reference treasury dealer quotations, the average of all such quotations.

         Quotation agent means the reference treasury dealer appointed by us. Reference treasury dealer means a nationally recognized U.S. Government securities dealer in New York, New York selected by us.

         Reference treasury dealer quotations means, with respect to each reference treasury dealer and the prepayment date, the average, as determined by the debenture trustee, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the debenture trustee by such reference treasury dealer at 5:00 p.m., New York time, on the third business day preceding such prepayment date.

         Remaining life means the term of the junior subordinated debentures from the prepayment date to the maturity date.

We will mail any notice of prepayment between 30 and 60 days before the prepayment date to each holder of junior subordinated debentures to be prepaid at its registered address. Unless we default in payment of the prepayment price, on the prepayment date interest shall cease to accrue on the junior subordinated debentures called for prepayment.

         If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a change in the tax law, we will pay as additional amounts on the junior subordinated debentures any amounts as may be necessary in order that the amount of distributions then due and payable by the Trust on the outstanding capital securities shall not be reduced as a result of any additional sums, including taxes, duties or other governmental charges to which the Trust has become subject as a result of a change in the tax law.

CERTAIN COVENANTS OF BANCFIRST OHIO

         We covenant that we will not:

         (1) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock;

         (2) make any payment of principal of, or interest or premium, if any, on or repay, repurchase or redeem any of our debt securities that rank equal or junior to the junior subordinated debentures; or

         (3) make any guarantee payments with respect to any of our guarantees of the debt securities of any of our subsidiaries if such guarantee ranks equal or junior to the junior subordinated debentures, other than:

                  - dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, our common stock;
                  - any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of common stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;
                  -        payments under the guarantee;
                  - as a result of a reclassification of our common stock or the exchange or conversion of one class or series of our common stock for another class or series of our common stock;
                  - the purchase of fractional interests in shares of our common stock pursuant to the conversion or exchange provisions of such common stock or the security being converted or exchanged; and
                  - purchases of our common stock related to the issuance of common stock or rights under any of our benefit plans for its directors, officers or employees or any of our dividend reinvestment plans, if at such time:

         - we have actual knowledge that there is any event that is, or with the giving of notice or the lapse of time, or both, would be, a debenture event of default and that we have not taken reasonable steps to cure;
         - we are in default with respect to our payment of any obligations under the guarantee; or
         - we have given notice of our election to exercise our right to defer interest payments on the junior subordinated debentures as provided in the indenture and the deferral period, or any extension of the deferral period, is continuing.

         So long as the capital securities remain outstanding, we also will covenant:

         - to directly or indirectly maintain 100% direct or indirect ownership of the common securities; provided, however, that any of our permitted successors under the indenture may succeed to our ownership of the common securities;
         - to use commercially reasonable efforts to cause the Trust to remain a business trust, except in connection with the distribution of junior subordinated debentures to the holders of capital securities in liquidation of the Trust, the redemption of all of the capital securities, or certain mergers, consolidations or amalgamations, each as permitted by the trust agreement;
         - to use commercially reasonable efforts to cause the Trust to otherwise continue not to be classified as an association taxable as a corporation and to be classified as a grantor trust for U.S. federal income tax purposes;
         - to use commercially reasonable efforts to cause each holder of capital securities to be treated as owning an undivided beneficial interest in the junior subordinated debentures; and
         - to not cause, as sponsor of the Trust, or permit, as holder of the common securities, the dissolution, winding-up or liquidation of the Trust, except as provided in the trust agreement.

MODIFICATION OF INDENTURE

         From time to time, we, together with the debenture trustee, may, without the consent of the holders of junior subordinated debentures, amend the indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies and to enable us and the Trust to conduct and exchange offer as contemplated by the registration rights agreement, provided that any amendment in the indenture does not materially adversely affect the interest of the holders of junior subordinated debentures, and qualifying, or maintaining the qualification of, the indenture under the Trust Indenture Act.

         The indenture permits us and the debenture trustee, with the consent of the holders of a majority in aggregate principal amount of junior subordinated debentures, to modify the indenture in a manner affecting the rights of the holders of the junior subordinated debentures; provided that no modification may, without the consent of the holders of each outstanding subordinated debenture affected:

         - change the stated maturity date, or reduce the principal amount, of the junior subordinated debentures;
         - reduce the amount payable on prepayment or reduce the rate or extend the time of payment of interest, except pursuant to our right under the indenture to defer the payment of interest. Please refer to " -- Option to Extend Interest Payment Date";
         - make the principal of, (or premium, if any) or interest on, the junior subordinated debentures payable in any coin or currency other than that provided in the junior subordinated debentures;
         - impair or affect the right of any holder of junior subordinated debentures to institute suit for the payment thereof; or
         - reduce the percentage of the principal amount of the junior subordinated debentures, the holders of which are required to consent to any such modification.

DEBENTURE EVENTS OF DEFAULT

         A "debenture event of default" is:

         - our failure for 30 days to pay any interest (including compounded interest and additional sums, if any), or liquidated damages, if any, on the junior subordinated debentures or any other debentures when due (subject to the deferral of any interest due date in the case of a deferral period with respect to the junior subordinated debentures or other debentures as the case may be);
         - our failure to pay any principal or premium, if any, on the junior subordinated debentures or any other debentures when due whether at maturity, upon prepayment, by accelerating the maturity or otherwise;
         - our failure to observe or perform, in any material respect, any other covenant contained in the indenture for 90 days after written notice to us from the debenture trustee or to us and the debenture trustee from the holders of at least 25% in aggregate outstanding principal amount of junior subordinated debentures; or
         - certain events related to our bankruptcy, insolvency or reorganization.

         The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures have, subject to certain exceptions, the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee. The debenture trustee or the holders of not less than 25% in aggregate outstanding principal amount of the junior subordinated debentures may declare the principal due and payable immediately upon a debenture event of default. The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures may annul this declaration and waive the default if the default (other than the non-payment of the principal of the junior subordinated debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the debenture trustee.

         The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures affected may, on behalf of the holders of all the junior subordinated debentures, waive any past default, except a default in the payment of principal (or premium, if any) or interest (including additional sums and compounded interest, if any), or liquidated damages, if any, (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal (and premium, if any) due otherwise than by acceleration has been deposited with the debenture trustee) or a default in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture.

         The indenture requires that we file with the debenture trustee a certificate annually as to the absence of defaults specified under the indenture.

         The indenture provides that the debenture trustee may withhold notice of a debenture event of default from the holders of the junior subordinated debentures if the debenture trustee considers it in the interest of the holders to do so.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

         If a debenture event of default exists that is attributable to our failure to pay the principal of (or premium, if any) or interest (including compounded interest and additional sums, if any), or liquidated damages, if any, on the junior subordinated debentures on the due date, a holder of capital securities may institute a direct action. We may not amend the indenture to remove this right to bring a direct action without the prior written consent of the holders of all of the capital securities. Notwithstanding any payments that we make to a holder of capital securities in connection with a direct action, we shall remain obligated to pay the principal of (or premium, if any) or interest (including compounded interest and additional sums, if any) on the junior subordinated debentures, and we shall be subrogated to the rights of the holder of the capital securities with respect to payments on the capital securities to the extent that we make any payments to a holder in any direct action.

         The holders of the capital securities will not be able to exercise directly any remedies, other than those described in the above paragraph, available to the holders of the junior subordinated debentures, unless an event of default exists under the trust agreement. See "Description of Capital Securities -- Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

         The indenture provides that we will not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of our properties to any person, and no person shall consolidate with or merge into us or convey, transfer or lease all or substantially all of its properties to us, unless:

         - in case we consolidate with or merge into another person or convey or transfer all or substantially all of our properties to any person, the successor is organized under the laws of the United States or any state or the District of Columbia, and the successor expressly assumes our obligations under the indenture with respect to the junior subordinated debentures;
         - immediately after giving effect to the transaction, no debenture event of default, and no event which, after notice or lapse of time or both, would become a debenture event of default, exists; and
         - certain other conditions as prescribed in the indenture are met.

         The general provisions of the indenture do not afford holders of the junior subordinated debentures protection in the event of a highly leveraged or other transaction that we may become involved in that may adversely affect holders of the junior subordinated debentures.

SATISFACTION AND DISCHARGE

         The indenture provides that when, among other things,

         - all junior subordinated debentures not previously delivered to the debenture trustee for cancellation have become due and payable or will become due and payable at maturity or called for prepayment within one year, and

         - we deposit or cause to be deposited with the debenture trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the junior subordinated debentures not previously delivered to the debenture trustee for cancellation, for the principal (and premium, if any) and interest (including compounded interest and additional sums, if any) to the date of the prepayment or to October 15, 2029, as the case may be, then the indenture will cease to be of further effect (except as to our obligations to pay all other sums due pursuant to the indenture and to provide the officers' certificates and opinions of counsel), and we will be deemed to have satisfied and discharged the indenture.

SUBORDINATION

         We have promised that any of our junior subordinated debentures issued under the indenture will be ranked junior to all of our senior indebtedness to the extent provided in the indenture. Upon any payment or distribution of our assets to creditors upon our liquidation, dissolution, winding up, reorganization, assignment for the benefit of our creditors, marshaling of our assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of us, the senior indebtedness must be paid in full all allocable amounts (as defined below) before the holders of the junior subordinated debentures will be entitled to receive or retain any payment in respect thereof.

         If the maturity of junior subordinated debentures is accelerated, the holders of all senior indebtedness outstanding at such time will first be entitled to receive payment in full of such senior indebtedness before the holders of junior subordinated debentures will be entitled to receive or retain any payment in respect of the principal of (or premium, if any) or interest, if any, on the junior subordinated debentures.

         No payments on account of principal (or premium, if any) or interest, if any, in respect of the junior subordinated debentures may be made if there is:

         -        a default in any payment with respect to senior indebtedness;

         - an event of default exists with respect to any senior indebtedness that accelerates the maturity of the senior indebtedness;

         - or if any judicial proceeding shall be pending with respect to the default.

This restriction does not apply if the total amount outstanding for such senior indebtedness in default is less than $100,000; provided, the default does not relate to the indebtedness under the loan agreement we currently have outstanding with LaSalle National Bank.

         Allocable amounts, when used with respect to any senior indebtedness, means all amounts due or to become due on such senior indebtedness less, if applicable, any amount which would have been paid to, and retained by, the holders of such senior indebtedness (whether as a result of the receipt of payments by the holders of such senior indebtedness from us or any other obligor thereon or from any holders of, or trustee in respect of, other indebtedness that is subordinate and junior in right of payment to such senior indebtedness pursuant to any provision of such indebtedness for the payment over of amounts received on account of such indebtedness to the holders of such senior indebtedness or otherwise) but for the fact that such senior indebtedness is subordinate or junior in right of payment to (or subject to a requirement that amounts received on such senior indebtedness be paid over to obligees on) trade accounts payable or accrued liabilities arising in the ordinary course of business.

         Indebtedness for money borrowed means any obligation of or any obligation guaranteed by us, to repay borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments; except that indebtedness for money borrowed does not include trade accounts payable or accrued liabilities arising in the ordinary course of business.


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




Indebtedness ranking on a parity with the junior subordinated debentures means:

         - indebtedness for money borrowed, whether outstanding on the date the indenture is executed or created, assumed or incurred after the date that the indenture is executed, to the extent the indebtedness for money borrowed by its terms ranks equal to and not prior to the subordinated debentures in the right of payment upon the happening of our dissolution, winding-up, liquidation or reorganization; and
         - all other debt securities, and guarantees in respect of those debt securities, issued to any trust other than the Trust, or a trustee of the trust, partnership or other entity affiliated with us, that is our financing vehicle (a "financing entity"), in connection with the issuance by the financing entity of equity securities or other securities guaranteed by us pursuant to an instrument that ranks equal to, with or junior to the guarantee. The securing of any indebtedness otherwise constituting indebtedness ranking on a parity with the subordinated debentures shall not be deemed to prevent such indebtedness from constituting indebtedness ranking on a parity with the junior subordinated debentures.

         Indebtedness ranking junior to the junior subordinated debentures means any indebtedness for money borrowed, whether outstanding on the date the indenture is executed or created, assumed or incurred after the date the indenture is executed, to the extent the indebtedness for money borrowed by its terms ranks junior to and not equal to or prior to the junior subordinated debentures (and any other indebtedness ranking on a parity with the junior subordinated debentures) in right of payment upon the happening of our dissolution or winding-up or liquidation or reorganization. The securing of any indebtedness for money borrowed otherwise constituting indebtedness ranking junior to the junior subordinated debentures shall not be deemed to prevent the indebtedness for money borrowed from constituting indebtedness ranking junior to the junior subordinated debentures.

         Senior indebtedness means all indebtedness for money borrowed, whether outstanding on the date the indenture is executed or created, assumed or incurred after the date the indenture is executed, except indebtedness ranking on a parity with the junior subordinated debentures or indebtedness ranking junior to the junior subordinated debentures, and any deferrals, renewals or extensions of the senior indebtedness.

         We are a bank holding company and almost all of our operating assets are owned by First National. We rely primarily on dividends from First National to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. We are a legal entity separate and distinct from its subsidiaries. Holders of junior subordinated debentures should look only to us for payments on the junior subordinated debentures. There are regulatory limitations on the payment of dividends directly or indirectly to us from First National. See " -- General." In addition, First National is subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, us and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent us and such other affiliates from borrowing from First National unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by First National are generally limited in amount as to us and as to each of such other affiliates to 10% of First National's capital and surplus and as to us and all of such other affiliates to an aggregate of 20% of First National's capital and surplus. Accordingly, the junior subordinated debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries.

         Because we are a bank holding company, our right to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the capital securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary (including depositors, in the case of First National), except to the extent we may be recognized as a creditor of that subsidiary. At December 31, 1999, our subsidiaries had total

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


liabilities, including deposits, of $1.2 billion. Accordingly, the junior subordinated debentures are effectively subordinated to all existing and future liabilities of our subsidiaries (including First National's deposit liabilities) and all liabilities of any of our future subsidiaries. The indenture does not limit the incurrence or issuance of other secured or unsecured debt of us or any subsidiary, including senior indebtedness.

RESTRICTIONS ON TRANSFER

         The junior subordinated debentures were issued and may be transferred only in blocks having an aggregate principal amount of not less than $100,000 (100 junior subordinated debentures) and multiples of $1,000 in excess thereof. Any attempted transfer of junior subordinated debentures in a block having an aggregate principal amount of less than $100,000 will be deemed to be void and of no legal effect whatsoever. Any such purported transferee shall be deemed not to be the holder of such junior subordinated debentures for any purpose, including but not limited to the receipt of payments on such junior subordinated debentures, and such purported transferee shall be deemed to have no interest whatsoever in such junior subordinated debentures.

GOVERNING LAW

         The indenture and the junior subordinated debentures will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

         Following the exchange offer and the qualification of the indenture under the Trust Indenture Act, the debenture trustee will have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the debenture trustee is not obligated to exercise any of the powers vested in it by the indenture at the request of any holder of junior subordinated debentures, unless offered reasonable indemnity by the holder against the costs, expenses and liabilities which might be incurred thereby. The debenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties under the indenture.



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


                            DESCRIPTION OF GUARANTEE

         We delivered a guarantee at the same time the original capital securities were issued. A new guarantee will be executed and delivered in this exchange offer The terms of the new guarantee are the same as the original guarantee, except as described in this section. The guarantee will not be qualified as an indenture under the Trust Indenture Act, except upon effectiveness of the registration statement related to this exchange offer. This summary of the material provisions of the guarantee is not complete and is subject to, and qualified in its entirety by, the guarantee and the Trust Indenture Act. The guarantee trustee will hold the guarantee for the benefit of the holders of the capital securities. You can obtain a copy of the guarantee by requesting it from BancFirst Ohio. Wilmington Trust Company will act as guarantee trustee under the guarantee.

GENERAL


         We irrevocably agreed to pay in full on a subordinated basis, to the extent set forth herein, the payments with respect to the capital securities to the extent not paid by the Trust. The payments that are subject to the guarantee are:

         - any accumulated and unpaid distributions required to be paid on the capital securities, to the extent that the Trust has funds legally available at that time;
         - the applicable redemption price with respect to the capital securities called for redemption, to the extent that the Trust has funds legally available at that time; and
         - upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust (other than in connection with the distribution of the junior subordinated debentures to holders of the capital securities or the redemption of all capital securities), the lesser of (a) the liquidation distribution, to the extent the Trust has funds legally available at that time, and (b) the amount of assets of the Trust remaining available for distribution to holders of capital securities after satisfying the liabilities owed to the Trust's creditors as required by applicable law.

         The guarantee ranks subordinate and junior to all senior indebtedness to the extent provided in the guarantee. See "--Status of the Guarantee." Our obligation to make a guarantee payment may be satisfied by our direct payment of the required amounts to the holders of the capital securities or by causing the Trust to pay these amounts to the holders of the capital securities.

         The guarantee is an irrevocable guarantee on a subordinated basis of the Trust's obligations under the capital securities, but will apply only to the extent that the Trust has funds sufficient to make these payments. If we do not make interest payments on the junior subordinated debentures held by the Trust, then it will not be able to pay you distributions on the capital securities and will not have funds legally available. Please refer to the "Relationship among the Capital Securities, the Subordinated Debentures and the Guarantee" section of this prospectus. The guarantee does not limit us from incurring or issuing other secured or unsecured debt, including senior indebtedness, whether under the indenture, any other indenture that we may enter into in the future or otherwise.

         The holders of at least a majority in aggregate liquidation amount of the capital securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of our guarantee or to direct the exercise of any trust power conferred upon the guarantee trustee under our guarantee. Any holder of the capital securities may institute a legal proceeding directly against us to enforce their rights under the guarantee without first instituting a legal proceeding against the Trust, the guarantee trustee or any other person or entity.


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

         If we default on our obligation to pay amounts payable under the junior subordinated debentures, theTrust will lack funds for the payment of distributions or amounts payable on redemption of the capital securities or otherwise, and the holders of the capital securities will not be able to rely upon the guarantee for payment of such amounts. Instead, if a debenture event of default exists that is attributable to our failure to pay principal of (or premium, if any) or interest on the junior subordinated debentures on a payment date, then any holder of capital securities may institute a direct action against us pursuant to the terms of the indenture for enforcement of payment to that holder of the principal of (or premium, if any) or interest on such junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the capital securities of that holder. In connection with a direct action, we will have a right of set-off under the indenture to the extent that we made any payment to the holder of capital securities in the direct action. Except as described herein, holders of capital securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debentures or assert directly any other rights in respect of the junior subordinated debentures. The trust agreement provides that each holder of capital securities by accepting the capital securities agrees to the provisions of the guarantee and the indenture.

         We will, through our guarantee, the trust agreement, the junior subordinated debentures and the indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the capital securities. No single document standing alone, or operating in conjunction with fewer than all of the other documents, constitutes that guarantee. Only the combined operation of these documents provides a full, irrevocable and unconditional guarantee of the Trust's obligations under the capital securities. You should refer to "Relationship among the Capital Securities, the Junior Subordinated Debentures and the Guarantee" for more information about our guarantee.

STATUS OF THE GUARANTEE

         Our guarantee constitutes an unsecured obligation and ranks subordinate and junior to all senior indebtedness in the same manner as the junior subordinated debentures. See "Description of Junior Subordinated Debentures -- Subordination." In addition, because we are a holding company, our right to participate in any distribution of First National's assets upon First National's liquidation or reorganization or otherwise is subject to the prior claims of First National's creditors (including its depositors), except to the extent we may be recognized as a creditor of First National. Accordingly, our obligations under the guarantee effectively are subordinated to all existing and future liabilities of our present and future subsidiaries (including depositors of First National). As a result, claimants should look only to our assets for payments under the guarantee. See "Description of Junior Subordinated Debentures -- General."

         Our guarantee ranks equal to all of our other guarantees with respect to preferred beneficial interests issued by other trusts. Our guarantee of the Trust's capital securities does not limit the amount of secured or unsecured debt, including senior indebtedness, that we or any of our subsidiaries may incur. We expect from time to time that we will incur additional indebtedness and that our subsidiaries will also incur additional liabilities. Our guarantee constitutes a guarantee of payment and not of collection, enabling the guaranteed party to institute a legal proceeding directly against us to enforce their rights under the guarantee without first instituting a legal proceeding against any other person or entity. Our guarantee will be held for the benefit of the holders of the capital securities. Our guarantee will not be discharged, except by payment of the guarantee payments in full to the extent that the Trust has not paid, or upon distribution of the junior subordinated debentures to, the holders of the capital securities.

EVENTS OF DEFAULT

         There will be an event of default under the guarantee if we fail to perform any of our payment or other obligations under the guarantee; except that with respect to a default in payment of any guarantee payment, we shall have received notice of default and shall not have cured the default within 60 days after receipt of the notice. The holders of at least a majority in liquidation amount of the capital securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of our guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under our guarantee.

         Any holder of the capital securities may institute a legal proceeding directly against us to enforce the rights of the holders of the capital securities under the guarantee without first instituting a legal proceeding against the Trust, the guarantee trustee or any other person or entity.

         We, as guarantor, will be required to file annually with the guarantee trustee a certificate regarding our compliance with the applicable conditions and covenants under our guarantee.

AMENDMENTS AND ASSIGNMENT

         Except with respect to any changes that do not materially adversely affect the rights of holders of the capital securities (in which case no vote will be required), the guarantee may not be amended without the prior approval of the holders of a majority of the liquidation amount of such outstanding capital securities. You should read "Description of Capital Securities -- Voting Rights; Amendment of the Trust Agreement" for more information about the manner of obtaining the holders' approval. All guarantees and agreements contained in the guarantee agreement shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the capital securities then outstanding.

TERMINATION OF THE GUARANTEE

         Our guarantee will terminate and be of no further force and effect upon:

         - full payment of the applicable redemption price of all outstanding capital securities;
         - full payment of the liquidation amount payable upon liquidation of the Trust; or
         - distribution of junior subordinated debentures to the holders of the capital securities.

         Our guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the capital securities must restore payment of any sums paid under the capital securities or the guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The guarantee trustee, except if we default under the guarantee, will undertake to perform only such duties as are specifically set forth in the guarantee and, in case a default with respect to the guarantee has occurred, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee will not be obligated to exercise any of the powers vested in it by the guarantee at the request of any holder of the capital securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur.


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


GOVERNING LAW

         The guarantee will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles.


                 RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE
                JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

         We have irrevocably guaranteed payments of distributions and other amounts due on the capital securities to the extent the Trust has funds legally available to pay distributions as and to the extent set forth under "Description of Guarantee." Taken together, our obligations under the junior subordinated debentures, the indenture, the trust agreement and the guarantee provide, a full, irrevocable and unconditional guarantee of the Trust's payments of distributions and other amounts due on the capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes this guarantee. Only the combined operation of these documents effectively provides a full, irrevocable and unconditional guarantee of the Trust's obligations under the capital securities.

         If and to the extent that we do not make the required payments on the junior subordinated debentures, the Trust will not have sufficient funds to make its related payments, including distributions on the capital securities. Our guarantee will not cover any payments when the Trust does not have sufficient funds legally available to make those payments. Your remedy, as a holder of capital securities, is to institute a direct action. Our obligations under the guarantee are subordinate and junior to all senior indebtedness.

SUFFICIENCY OF PAYMENTS

         As long as we pay the interest and other payments when due on the junior subordinated debentures, the Trust will have sufficient funds to cover distributions and other payments due on the capital securities, primarily because:

         - the aggregate principal amount or prepayment price of the junior subordinated debentures will equal the sum of the liquidation amount or redemption price, as applicable, of the capital securities;
         - the interest rate and interest payment dates and other payment dates on the junior subordinated debentures will match the distribution rate and distribution payment dates and other payment dates for the capital securities;
         - as sponsor, we will pay for all and any costs, expenses and liabilities of the Trust, except for the Trust's obligations to holders of capital securities; and
         - the trust agreement also provides that the Trust is not authorized to engage in any activity that is not consistent with its limited purposes.

ENFORCEMENT RIGHTS OF HOLDERS OF CAPITAL SECURITIES

         You, as holder of capital securities, may institute a legal proceeding directly against us to enforce your rights under our guarantee without first instituting a legal proceeding against the guarantee trustee, the Trust or any other person or entity.


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

A default or event of default under any senior indebtedness would not constitute a default or event of default under the trust agreement. However, if there are payment defaults under, or accelerations of, senior indebtedness, the subordination provisions of the indenture provide that we cannot make payments in respect of the junior subordinated debentures until we have paid the senior indebtedness in full or we have cured any payment default or a payment default has been waived. Our failure to make required payments on junior subordinated debentures would constitute an event of default under the trust agreement.

LIMITED PURPOSE OF THE TRUST

         The capital securities represent beneficial interests in the Trust, and the Trust exists for the sole purpose of issuing and selling the capital securities, using the proceeds from the sale of the capital securities to acquire our junior subordinated debentures and engaging in only those other activities necessary, advisable or incidental thereto. A principal difference between the rights of a holder of a capital security and a holder of a junior subordinated debenture is that a holder of a junior subordinated debenture will be entitled to receive from us the principal amount of (and premium, if any) and interest on junior subordinated debentures held, while a holder of capital securities is entitled to receive distributions from the Trust (or, in certain circumstances, from us under our guarantee) if and to the extent the Trust has funds legally available to pay the distributions.

RIGHTS UPON DISSOLUTION

         Unless the junior subordinated debentures are distributed to holders of the capital securities, if the Trust is voluntarily or involuntarily dissolved, wound-up or liquidated, after satisfying the liabilities owed to the Trust's creditors as required by applicable law, the holders of the capital securities will be entitled to receive, out of assets held by the Trust, the liquidation distribution in cash. See "Description of Capital Securities -- Liquidation of the Trust and Distribution of Junior Subordinated Debentures."

         If we are voluntarily or involuntarily liquidated or bankrupted, the property trustee, as holder of the junior subordinated debentures, would be one of our subordinated creditors, subordinated in right of payment to all senior indebtedness, but entitled to receive payment in full of principal (and premium, if any) and interest, before any of our stockholders receive payments or distributions. Since we will be the guarantor under the guarantee and will agree to pay all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its capital securities), the positions of a holder of capital securities and a holder of junior subordinated debentures relative to other creditors and to our stockholders in the event of our liquidation or bankruptcy are expected to be substantially the same.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES


CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

         We intend to take the position that the junior subordinated debentures will be classified for U.S. federal income tax purposes as our indebtedness. We, together with the Trust and the holders of the capital securities (by acceptance of a beneficial interest in a capital security) will agree to treat the junior subordinated debentures as our indebtedness for all U.S. federal income tax purposes. We cannot be sure that this position will not be challenged by the IRS or, if challenged, that the challenge will not be successful. The remainder of this discussion assumes that the junior subordinated debentures will be classified as our indebtedness for U.S. federal income tax purposes.

GENERAL

         In the opinion of Baker & Hostetler LLP, special federal income tax counsel to us and the Trust, the following describes the material U.S. federal income tax consequences of the purchase, ownership and disposition of a capital security.

         This summary addresses only the tax consequences to a person that acquires a capital security on its original issuance at its original price and that holds the security as a capital asset. This summary does not address all tax consequences that may be applicable to a beneficial owner of a capital security and does not address the tax consequences to holders subject to special tax regimes (like banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors or persons that will hold a capital security as a position in a "straddle," as part of a "synthetic security" or "hedge" or as part of a "conversion transaction" or other integrated investment). This summary does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may apply to a capital security. Except as noted below in the discussion of Non-U.S. Holders, this discussion is addressed to a U.S. Holder, which is defined as a beneficial owner of a capital security that, for U.S. federal income tax purposes, is (or is treated as):

         -        a citizen or individual resident of the United States;
         - a corporation or partnership (or entity treated for federal income tax purposes as a corporation or partnership) created or organized in or under the laws of the United States or any political subdivision thereof;
         - an estate the income of which is includible in gross income for U.S. federal income tax purposes without regarding to its source; or
         - a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the ability to control all substantial decisions of the trust.

         This summary does not address the tax consequences to any shareholder, partner or beneficiary of a holder of a capital security. This summary is based on the Code, Treasury regulations thereunder and the administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. An opinion of Baker & Hostetler LLP is not binding on the IRS or the courts. No rulings have been or are expected to be sought from the IRS with respect to any of the matters described herein. We can give no assurance that the opinions expressed herein will not be challenged by the IRS or, if challenged, that the challenge will not be successful.


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

         YOU ARE ADVISED TO CONSULT WITH YOUR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

CLASSIFICATION OF THE TRUST

         In connection with the original issuance of the capital securities, Baker & Hostetler LLP rendered its opinion that, under then current law and assuming full compliance with the terms of the trust agreement and the indenture (and certain other documents), and based on certain facts and assumptions contained in that opinion, the Trust will be classified for U.S. federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for U.S. federal income tax purposes, the Trust will not be subject to U.S. federal income tax, and each holder of a capital security will be required to include in its gross income any interest (or accrued original issue discount), with respect to its allocable share of the junior subordinated debentures.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

         Under the indenture, we have the right to defer the payment of interest on the junior subordinated debentures at any time or from time to time for one or more deferral periods not exceeding 10 consecutive semi-annual periods each, provided that no deferral period shall end on a date other than an interest payment date or extend beyond October 15, 2029. By reason of that right, the Treasury regulations will subject the junior subordinated debentures to the rules in the Code and Treasury regulations on debt instruments issued with original issue discount, unless the indenture or junior subordinated debentures contain terms or conditions that make the likelihood of exercise of the deferral option remote. Under the Treasury regulations, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount. Although the answer is not clear, we believe that the likelihood that we would exercise our option to defer payments of interest is "remote" since exercising that option would, among other things, prevent us from declaring dividends on any class of our equity securities. Accordingly, we intend to take the position that the junior subordinated debentures will not be considered to be issued with original issue discount and, accordingly, stated interest on the junior subordinated debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's method of accounting.

         Under the Treasury regulations, if we were to exercise our option to defer payments of interest, the junior subordinated debentures would at that time be treated as issued with original issue discount, and all stated interest on the junior subordinated debentures would thereafter be treated as original issue discount as long as the junior subordinated debentures remain outstanding. If this occurred, all of a holder's interest income with respect to the junior subordinated debentures would thereafter be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of a capital security would be required to include in gross income original issue discount even though we would not make actual cash payments during a deferral period. The amount of such includible original issue discount could be significant. Also, under the Treasury regulations, if the option to defer the payment of interest were determined not to be "remote," the junior subordinated debentures would be treated as having been originally issued with original issue discount. In such event, a holder would be required to include in gross income an amount of original issue discount each taxable year that approximates the amount of interest that accrues on the junior subordinated debentures at the stated interest rate, regardless of such holder's method of tax accounting, and actual cash payments of interest on the junior subordinated debenture would not be separately includible in gross income. These Treasury



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

regulations have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to the interpretation described herein.

         Because income on the capital securities will constitute interest or original issue discount, corporate holders of the capital securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the capital securities.

RECEIPT OF JUNIOR SUBORDINATED DEBENTURE OR CASH UPON LIQUIDATION OF THE TRUST

         We will have the right at any time to liquidate the Trust and cause the junior subordinated debentures to be distributed to the holders of the trust securities. Under current law, the liquidation of the Trust and the distribution of the junior subordinated debentures to trust security holders, for U.S. federal income tax purposes, would be treated as a nontaxable event to each holder, and the aggregate tax basis in the junior subordinated debentures received by such holder would be equal to the holder's aggregate tax basis in its capital securities surrendered. A holder's holding period in the junior subordinated debentures received in liquidation of the Trust would be no shorter than the period during which the capital securities were held by that holder.

         The junior subordinated debentures may be prepaid in cash, and the proceeds of that prepayment would be distributed to holders in redemption of their capital securities. Under current law, that redemption would constitute, for U.S. federal income tax purposes, a taxable disposition of the redeemed capital securities, the tax consequences of which are described below under "--Sales or Redemptions of Capital Securities."

SALES OR REDEMPTIONS OF CAPITAL SECURITIES

         On a sale or redemption of a capital security for cash, a holder will recognize gain or loss equal to the difference between its adjusted tax basis in the capital security and the amount realized on the sale or redemption of that capital security. If the rules regarding original issue discount do not apply, a holder's adjusted basis in a capital security generally will be its initial purchase price, and if the holder uses an accrual method of accounting, the holder will have a basis in any accrued but unpaid interest. If the rules regarding original issue discount apply, a holder's adjusted basis in a capital security generally will be its initial purchase price increased by any original issue discount previously included in the holder's gross income to the date of disposition and decreased by any payments received on the capital security. Gain or loss recognized on a sale or redemption of a capital security will be capital gain or loss. Capital gain recognized by an individual in respect of a capital security held for more than one year as of the date of sale or redemption is subject to a maximum U.S. federal income tax rate of 20 percent.

         The capital securities may trade at a price that discounts any accrued but unpaid interest on the junior subordinated debentures. Therefore, the amount realized by a holder who disposes of a capital security between distribution payment dates and whose adjusted basis in the capital security has been increased by the amount of any accrued but unpaid original issue discount (or interest) may be less than the holder's adjusted basis in the capital security. A holder's basis in a capital security could be increased either under the rules regarding original issue discount or, if those rules do not apply, in the case of a holder that uses an accrual method of accounting, under the accrual accounting rules. In that case, the holder will recognize a capital loss. Subject to a limited exception in the case of individual taxpayers, capital losses cannot be applied to offset ordinary income for U.S. federal income tax purposes.


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

EXCHANGE OF CAPITAL SECURITIES

         The exchange of the capital securities for exchange capital securities pursuant to the exchange offer should not be treated as an exchange for federal income tax purposes and, therefore, should not be a taxable event to holders for United States federal income tax purposes, because the exchange capital securities should not be considered to differ materially in kind or extent from the capital securities and because the exchange will occur by operation of the terms of the capital securities. If the exchange were treated as an exchange for United States federal income tax purposes, such exchange should constitute a recapitalization for federal income tax purposes. Accordingly, the exchange capital securities should have the same issue price as the capital securities, and a holder should have the same adjusted tax basis and holding period in the exchange capital securities as the holder had in the capital securities immediately before the exchange.

NON-U.S. HOLDERS

         For purposes of this discussion, a "Non-U.S. Holder" generally is any corporation, individual, partnership, estate or trust that is not a U.S. Holder for U.S. federal income tax purposes.

         Under current U.S. federal income tax laws, subject to the discussion below of backup withholding, payments by the Trust or any of its paying agents to a Non-U.S. Holder will not be subject to U.S. federal withholding tax, provided that (a) the Non-U.S. Holder does not own, actually or constructively, ten percent or more of the total combined voting power of all classes of our stock entitled to vote, (b) the Non-U.S. Holder is not a controlled foreign corporation that is related to us through stock ownership, (c) the Non-U.S. Holder is not a bank whose receipt of interest on the junior subordinated debentures is described in Section 881(c)(3)(A) of the Code, and (d) either (A) the Non-U.S. Holder certifies to the Trust or its agent, under penalties of perjury, that it is not a U.S. Holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of business (a "Financial Institution") and holds the capital security in that capacity certifies to the Trust or its agent, under penalties of perjury, that the statement has been received from the Non-U.S. Holder by it or by a Financial Institution between it and the Non-U.S. Holder and furnishes the Trust or its agent with a copy thereof. New Treasury regulations provides alternative methods for satisfying the certification requirements described in clause (d), effective for certain payments made after December 31, 2000.

         If a Non-U.S. Holder is engaged in a trade or business in the United States and interest on the capital securities (or the junior subordinated debentures) is effectively connected with the conduct of that trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed above, will be subject to U.S. federal income tax on that interest on a net income basis in generally the same manner as if it were a U.S. Holder. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits that are repatriated or treated as repatriated. For this purpose, the interest income would be included in the foreign corporation's earnings and profits. In the case of a Non-U.S. Holder entitled to the benefits of a tax treaty with the United States, the foregoing discussion generally applies only if the Non-U.S. Holder is engaged in business in the United States through a U.S. permanent establishment and the income on the junior subordinated debentures is attributable to that permanent establishment within the meaning of the treaty, and the rate of the branch profits tax may be limited to a rate prescribed by the treaty for the withholding of tax on dividends. New final Treasury regulations generally prescribe new methods for certifying that a Non-U.S. Holder is exempt from the withholding of U.S. federal income tax by reason of being engaged in trade or business or the United States.

         Any gain recognized upon a sale or other disposition of capital securities (or junior subordinated debentures) generally will not be subject to U.S. federal income tax unless (1) the gain is, or is treated as, effectively connected with a U.S. trade or business of the Non-U.S. Holder or (2) in the case of a Non-U.S. Holder who is an individual, that individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition, and certain other conditions are met.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

         The amount of interest, including original issue discount, accrued on capital securities held of record by U.S. persons (other than corporations and other exempt holders) will be reported to the IRS. "Backup" withholding at a rate of 31% will apply to payments of interest to non-exempt U.S. persons unless the holder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury regulations, certifies that the number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

         Payment of the proceeds from the disposition of capital securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner establishes an exemption from information reporting and backup withholding.

         Non-U.S. Holders are generally exempt from the information reporting and backup withholding rules but may be required to comply with certain certification and identification requirements to prove their exemption.

         Any amount withheld from a holder under the backup withholding rules will be allowed as a refund or credit against such holder's U.S. federal income tax liability, provided the required information is furnished to the IRS.

         It is anticipated that income on capital securities will be reported to holders on Form 1099 (or any successor form) and mailed to holders of capital securities by January 31 following each calendar year.

         THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF A CAPITAL SECURITY, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.


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

                              ERISA CONSIDERATIONS

GENERAL

         In evaluating the purchase of capital securities, a fiduciary of a qualified profit-sharing, pension or stock bonus plan, including a plan for self-employed individuals and their employees or any other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a collective investment fund or separate account in which such plans invest and any other investor using assets that are treated as assets of an employee benefit plan subject to ERISA (each, a "Plan" and collectively, "Plans") should consider:

         - whether the ownership of capital securities is in accordance with the documents and instruments governing such Plan;
         - whether the ownership of capital securities is solely in the interest of Plan participants and beneficiaries and otherwise consistent with the fiduciary's responsibilities and in compliance with the requirements of Part 4 of Title I of ERISA, including, in particular, the diversification, prudence and liquidity requirements of Section 404 of ERISA and the prohibited transaction provisions of Section 406 of ERISA and
                  Section 4975 of the Code;
         - whether the assets of the Trust are treated as assets of the Plan; and
         -        the need to value the assets of the Plan annually.

In addition, the fiduciary of an individual retirement arrangement under 408 of the Code (an "IRA") considering the purchase of capital securities should consider whether the ownership of the capital securities would result in a non-exempt prohibited transaction under Section 4975 of the Code.

         Governmental plans and certain church plans (each as defined under ERISA) are not subject to the prohibited transaction rules. Such plans may, however, be subject to federal, state or local laws or regulations which may affect their investment in the capital securities. Any fiduciary of such a governmental or church plan considering an investment in the capital securities should determine the need for, and the availability, if necessary, of any exemptive relief under such laws or regulations.

         The fiduciary investment considerations summarized below provide a general discussion that does not include all of the fiduciary investment considerations relevant to Plans and, where indicated, IRAs. This summary is based on the current provisions of ERISA and the Code and regulations and rulings thereunder, and may be changed (perhaps adversely and with retroactive effect) by future legislative, administrative or judicial action.

         PLANS AND IRAS THAT ARE PROSPECTIVE PURCHASERS OF CAPITAL SECURITIES SHOULD CONSULT WITH AND RELY UPON THEIR OWN ADVISORS IN EVALUATING THESE MATTERS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

PLAN ASSET REGULATION

         Under Department of Labor regulations governing what constitutes the assets of a Plan or IRA ("Plan Assets") for purposes of ERISA and the related prohibited transaction provisions of the Code (the "Plan Asset Regulation," 29 C.F.R. Sec. 2510.3-101), when a Plan or IRA acquires an equity interest in another entity, and such interest does not represent a "publicly offered security" nor a security issued by an investment company registered under the 1940 Act, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an operating company or that equity participation in the entity by "benefit plan investors," as defined in the Plan Assets Regulation, is not "significant." For purposes of the Plan Asset Regulation, the Trust will be neither an investment company nor an operating company.

         Under the Plan Asset Regulation, equity participation by benefit plan investors will not be considered "significant" on any date only if immediately after the most recent acquisition of the capital securities, the aggregate interest in the capital securities held by benefit plan investors will be less than 25% of the aggregate outstanding principal amount of the capital securities. Although it is possible that the equity participation by benefit plan investors on any date will not be "significant" for purposes of the Plan Asset Regulation, such a result cannot be assured. Consequently, if Plans, IRAs or investors using assets of Plans purchase the capital securities, the Trust's assets could be deemed to be "plan assets" of such Plans and/or IRAs for purposes of the fiduciary responsibility provisions of ERISA and the prohibited transactions rules of ERISA and the Code. Under ERISA and the Code, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan or IRA is considered to be a fiduciary of such Plan or IRA. The property trustee of the Trust could therefore become a fiduciary of the Plans and IRAs that invest in the capital securities and be subject to the general fiduciary requirements of ERISA in exercising its authority with respect to the management of the assets of the Trust. However, the property trustee will have only limited discretionary authority with respect to the Trust assets and the remaining functions and responsibilities performed by the property trustee will be for the most part custodial and ministerial in nature.

PROHIBITED TRANSACTIONS

         Each of the Trust, BancFirst Ohio (the obligor with respect to the junior subordinated debentures held by the Trust) and their affiliates or the property trustee may be a party in interest or a disqualified person with respect to a Plan or IRA investing in the capital securities. Therefore, such investment by a Plan or IRA may give rise to a prohibited transaction. Consequently, before investing in the capital securities or acquiring junior subordinated debentures, any person who is, or who is acquiring such securities for, or on behalf of, a Plan or IRA should determine that either a statutory or an administrative exemption from the prohibited transaction rules discussed below or otherwise available is applicable to such investment in the capital securities, or that such investment in, or acquisition of, such securities will not result in a non-exempt prohibited transaction.

         The statutory or administrative exemptions from the prohibited transaction rules under ERISA and the Code which may be available to a Plan or IRA, which is investing in the capital securities include the following (collectively referred to as the "ERISA Investor Exemptions"):

         - Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts;
         - PTCE 91-38, regarding investments by bank collective investment funds;
         - PTCE 84-14, regarding transactions effected by qualified professional asset managers;
         - PTCE 96-23, regarding transactions effected by in-house asset managers; and o PTCE 95-60, regarding investments by insurance company general accounts.

         No person who is, or who in acquiring capital securities is using the assets of, a Plan or IRA may acquire capital securities unless one of the ERISA Investor Exemptions or another applicable exemption is available to the Plan or IRA, or such acquisition or holding of the capital securities will not result in a non-exempt Prohibited Transaction. The acquisition of the capital securities by any person who is, or who in acquiring such capital securities is using the assets of, a Plan or IRA shall be deemed to constitute a representation by such person to the property trustee of the Trust, BancFirst Ohio and the initial purchaser either that:

         - it is not a Plan, IRA, trustee or other person acting on behalf of a Plan or IRA or other person or entity using the assets of any Plan or IRA to finance such purchase; or
         - such acquisition will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code for which there is no applicable statutory or administrative exemption.

         In the case of capital securities delivered in certificated form, the purchaser will be required to make such representation, in writing, to the trustee of the Trust, BancFirst Ohio and the initial purchaser.


         THE DISCUSSION OF ERISA HEREIN IS GENERAL IN NATURE AND IS NOT INTENDED TO BE ALL INCLUSIVE. ANY FIDUCIARY OF A PLAN, IRA, GOVERNMENTAL PLAN OR CHURCH PLAN CONSIDERING AN INVESTMENT IN THE CAPITAL SECURITIES SHOULD CONSULT WITH ITS LEGAL ADVISORS REGARDING THE CONSEQUENCES OF SUCH INVESTMENT AND CONSIDER WHETHER THE PLAN OR IRA CAN MAKE THE REPRESENTATIONS NOTED ABOVE.

         FURTHER, THE SALE OF INVESTMENTS TO PLANS AND IRAS IS IN NO RESPECT A REPRESENTATION BY THE TRUST, BANCFIRST OHIO, THE PROPERTY TRUSTEE, THE INITIAL PURCHASER OR ANY OTHER PERSON ASSOCIATED WITH THE SALE OF THE CAPITAL SECURITIES THAT SUCH SECURITIES MEET ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS AND IRAS GENERALLY OR ANY PARTICULAR PLAN, OR THAT SUCH SECURITIES ARE OTHERWISE APPROPRIATE FOR PLANS AND IRAS GENERALLY OR ANY PARTICULAR PLAN.

         ANY PURCHASER PROPOSING TO ACQUIRE CAPITAL SECURITIES WITH ASSETS OF ANY PLAN OR IRA SHOULD CONSULT WITH ITS COUNSEL.


                       EXCHANGE OFFER; REGISTRATION RIGHTS

         We entered into a registration rights agreement with the Trust and the initial purchaser for the benefit of the holders of the capital securities wherein we and the Trust agreed, for the benefit of the holders of the capital securities:

- to use our best efforts to file with the Commission within 150 days after the issue date the exchange offer registration statement relating to the exchange offer for (a) the exchange capital securities, which will have terms identical in all material respects to the capital securities (except that the exchange capital securities will not provide for any increase in the distribution rate thereon under the circumstances described below), (b) the exchange guarantee, which will have terms identical in all material respects to the guarantee, and (c) the exchange debentures, which will have terms identical in all material respects to the junior subordinated debentures (except that the exchange debentures will not provide for any liquidated damages) and
- to use our best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act within 180 days after the issue date. Promptly after the exchange offer registration statement has been declared effective, we will offer the exchange debentures in exchange for surrender of the junior subordinated debentures, and the property trustee will be required pursuant to the Indenture to so exchange all of the junior subordinated debentures held thereby, and the Trust will offer the exchange capital securities and we will offer the exchange guarantee in exchange for surrender of the capital securities and the guarantee, respectively. We and the Trust will keep the exchange offer open for not less than 30 calendar days (or longer if required by applicable law) after the date notice of the exchange offer has been mailed to the holders of the capital securities and the junior subordinated debentures. For each capital security, guarantee or junior subordinated debenture validly tendered to the Trust or us, as the case may be, pursuant to the exchange offer and not validly withdrawn by the holder thereof, the holder of such capital security, guarantee or junior subordinated debenture will receive an exchange capital security having a liquidation amount equal to the liquidation amount of the tendered capital security, an exchange guarantee or an exchange debenture having a principal amount equal to the principal amount of the tendered junior subordinated debentures, as applicable. Distributions on each exchange capital security and interest on each exchange debenture will accrue from the last date on which a distribution or interest was paid on the capital security or junior subordinated debentures tendered in exchange therefor or, if no distribution or interest has been paid on such capital security or junior subordinated debenture, from the date of original issuance.

         Based on existing interpretations of the Securities Act by the staff of the Commission set forth in several no-action letters to third parties, and subject to the immediately following sentence, we and the Trust believe that the exchange capital securities, exchange guarantee and exchange debentures issued pursuant to the exchange offer may be offered for resale, resold and otherwise transferred by the holders thereof (other than holders who are broker-dealers) without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any purchaser of capital securities who is an affiliate of the Trust or us or who intends to participate in the exchange offer for the purpose of distributing the exchange capital securities, or any broker-dealer who purchased the capital securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act:

         -        will not be able to rely on the interpretation of the staff set forth in the above-mentioned no-action letters;
         -        will not be entitled to tender its capital securities in the exchange offer; and
         - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the capital securities or junior subordinated debentures and the guarantee unless such sale or transfer is made pursuant to an exemption from such requirements.

         Neither us nor the Trust intends to seek our own no-action letter and there can be no assurance that the staff would make a similar determination with respect to the exchange capital securities, exchange guarantee and exchange debentures as it has in such no-action letters to third parties.


         Each holder of the capital securities (other than certain specified holders) who wishes to exchange the capital securities for exchange capital securities in the exchange offer will be required to represent that:

         -        it is not an affiliate of the Trust or us;
         - the exchange capital securities to be received by it were acquired in the ordinary course of its business; and
         - at the time of the exchange offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange capital securities.

         In addition, in connection with any resales of exchange capital securities, any broker-dealer (a "participating broker-dealer") who acquired the capital securities for its own account as a result of market-making or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The Commission has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the exchange capital securities (other than a resale of an unsold allotment from the original sale of the capital securities) with the prospectus contained in the exchange offer registration statement. Under the registration rights agreement, the Trust is required to allow participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the exchange offer registration statement in connection with the resale of such exchange capital securities.

         In the event:


         - because of any change in law or in the applicable interpretations of the staff, we and the Trust are not permitted to effect the exchange offer;
         - we shall determine in good faith that there is a reasonable likelihood, or that a material uncertainty exists as to whether, consummation of the exchange offer would result in a material adverse tax consequence to us; or
         - for any reason the exchange offer registration statement is not declared effective within 180 days of the issue date, or in certain other circumstances, then in lieu of effecting the registration of the exchange capital securities pursuant to the exchange offer registration statement, the administrative trustees on behalf of the Trust will (x) promptly deliver to the holders and the Delaware trustee written notice thereof and (y) at our sole expense, (a) as promptly as practicable, file the shelf registration statement, (b) use our best efforts to cause the shelf registration statement to be declared effective under the Securities Act and (c) use our best efforts to keep effective the shelf registration statement until the earlier of two years after the issue date or such time as all of the applicable capital securities, the guarantee and the junior subordinated debentures have been sold thereunder or otherwise cease to be registrable securities within the meaning of the registration rights agreement. We will, in the event that a shelf registration statement is filed, provide to each holder copies of the prospectus that is a part of the shelf registration statement, notify each such holder when the shelf registration statement for the capital securities, the guarantee and the junior subordinated debentures has become effective and take certain other actions as are required to permit unrestricted resales of the capital securities, the guarantee and the junior subordinated debentures. A holder that sells capital securities, the guarantee and the junior subordinated debentures pursuant to the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such a holder (including certain indemnification rights and obligations). In addition, each holder of capital securities may be required to deliver information to be used in connection with the shelf registration statement in order to have its capital securities, guarantee and junior subordinated debentures included in the shelf registration statement and to benefit from the provisions of the succeeding paragraph.

         Each capital security, the guarantee and each junior subordinated debenture contained a legend to the effect that the holder thereof, by its acceptance thereof, was deemed to have agreed to be bound by the provisions of the registration rights agreement. In that regard, each holder will be deemed to have agreed that, upon receipt of notice from us of the occurrence of any event which makes a statement in the prospectus which is part of the shelf registration statement (or, in the case of participating broker-dealers, the prospectus which is part of the exchange offer registration statement) untrue in any material respect or which requires the making of any changes in such prospectus in order to make the statements therein not misleading or of certain other events specified in the registration rights agreement, such holder (or participating broker-dealer, as the case may be) will suspend the sale of capital securities, the guarantee and the junior subordinated debentures pursuant to such prospectus until we have amended or supplemented such prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented prospectus to such holder (or participating broker-dealer, as the case may be) or we have given notice that the sale of the capital securities, the guarantee and the junior subordinated debentures may be resumed, as the case may be.

         If we give such notice to suspend the sale of the capital securities, the guarantee and the junior subordinated debentures, we will extend the relevant period referred to above during which we and the Trust are required to keep effective the shelf registration statement (or the period during which participating broker-dealers are entitled to use the prospectus included in the exchange offer registration statement in connection with the resale of exchange capital securities, exchange guarantee or exchange debentures, as the case may be) by the number of days during the period from and including the date of the giving of such notice to and including the date when holders shall have received copies of the supplemented or amended prospectus necessary to permit resales of the capital securities, the guarantee and the junior subordinated debentures or to and including the date on which we have given notice that the sale of capital securities may be resumed, as the case may be.

         If we or the Trust fail to comply with the registration rights agreement or if the exchange offer registration statement or the shelf registration statement fails to become effective, then liquidated damages (the "liquidated damages") shall become payable in respect of the junior subordinated debentures, and corresponding additional distributions (the "additional distributions") shall become payable on the capital securities, as follows:

         (i) if neither the exchange offer registration statement nor a shelf registration statement is filed with the Commission on or prior to the 150th day after the issue date (in the case of an exchange offer registration statement) or on or prior to the date required by the registration rights agreement (in the case of a shelf registration statement), liquidated damages shall accrue on the principal amount of the junior subordinated debentures, and additional distributions shall accumulate on the liquidation amount of the capital securities, each at a rate of 25 basis points per annum; or

         (ii) if neither the exchange offer registration statement nor a shelf registration statement is declared effective by the Commission on or prior to the 180th day after the issue date (in the case of an exchange offer registration statement) or on or prior to the later of the 30th day after the date such registration statement was required to be filed and the 180th day after the issue date (in the case of a shelf registration statement), liquidated damages shall accrue on the principal amount of the junior subordinated debentures, and additional distributions shall accumulate on the liquidation amount of the capital securities, each at a rate of 25 basis points per annum; or

         (iii) if (A) the Trust has not exchanged exchange capital securities for all capital securities or we have not exchanged the exchange guarantee for the guarantee or exchange debentures for all junior subordinated debentures validly tendered, in accordance with the terms of the exchange offer, on or prior to the 45th day after the date on which the exchange offer registration statement was declared effective or (B) if applicable, the shelf registration statement has been declared effective and such shelf registration statement ceases to be effective or usable for resales at any time prior to the second anniversary of the issue date (other than after such time as all capital securities have been disposed of thereunder or otherwise cease to be registrable securities within the meaning of the registration rights agreement), then liquidated damages shall accrue on the principal amount of junior subordinated debentures, and additional distributions shall accumulate on the liquidation amount of the capital securities, each at a rate of 25 basis points per annum commencing on (x) the 46th day after such effective date, in the case of (A) above, or (y) the day such shelf registration statement ceases to be effective or usable for resales in the case of (B) above;

provided, however, that neither the liquidated damages rate on the junior subordinated debentures, nor the additional distributions rate on the liquidation amount of the capital securities, may exceed in the aggregate 25 basis points per annum; provided, further, however, that (1) upon the filing of the exchange offer registration statement or a shelf registration statement (in the case of clause (i) above), (2) upon the effectiveness of the exchange offer registration statement or a shelf registration statement (in the case of clause
(ii) above), (3) upon the exchange of exchange capital securities, the exchange guarantee and exchange debentures for all capital securities, the guarantee and junior subordinated debentures tendered (in the case of clause (iii) (A) above), or at such time as the shelf registration statement which had ceased to remain effective or usable for resales (in the case of clause (iii) (B) above) again becomes effective or usable for resales, liquidated damages on the junior subordinated debentures and additional distributions on the liquidation amount of the capital securities as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

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         Any amounts of liquidated damages and additional distributions due pursuant to the foregoing paragraphs will be payable in cash on October 15 and April 15 of each year to the holders of record on the 1st day of the month in which the relevant payment occurs.

         The registration rights agreement will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of law principles. The summary herein of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a form of which is available upon request to us. See "Available Information." In addition, the information set forth above concerning certain interpretations of and positions taken by the staff is not intended to constitute legal advice, and you should consult your own legal advisors with respect to such matters.


                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives new securities for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those securities. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new securities received in the exchange offer where the old securities were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the completion of the exchange offer, we will make this prospectus, as amended and supplemented, available to any broker-dealer for use in connection with any such resale.

         We will not receive any proceeds from any sale of new securities issued in the exchange offer by broker-dealers. New securities issued in the exchange offer received by broker-dealers for their own account under the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new securities. Any broker-dealer that resells new securities that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of such new securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and profit on any such resale of new securities issued in the exchange and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         For a period of 90 days after the completion of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all fees and expenses incident to the exchange offer, other than the commissions or concessions of any broker-dealers, and will indemnify the holders of the old securities, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act. We note, however, that, in the opinion of the SEC, indemnification against liabilities arising under federal securities laws is against public policy and may be unenforceable.

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                                  LEGAL MATTERS

         Certain legal matters will be passed upon for us by Baker & Hostetler LLP. Certain matters of Delaware law relating to the validity of the capital securities will be passed upon on behalf of the Trust by Morris, James, Hitchens & Williams LLP, special Delaware counsel to the Trust and us. Certain matters relating to United States federal income tax considerations will be passed upon for us by Baker & Hostetler LLP, special tax counsel to us.


                             INDEPENDENT ACCOUNTANTS

         The consolidated balance sheets as of December 31, 1999 and 1998 and the consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999, incorporated by reference in this prospectus, have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their report incorporated by reference herein. Such consolidated financial statements have been included herein in reliance upon the report of such firm given their authority as experts in accounting and auditing.


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